UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 6, 2012
Diamond Resorts Corporation
(Exact name of registrant as specified in its charter)

Maryland	333-172772	95-4582157
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10600 West Charleston Boulevard, Las Vegas, Nevada		89135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 702-684-8000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

01

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS
On May 21, 2012, DPM Acquisition, LLC ("DPMA"), a wholly-owned subsidiary of Diamond Resorts Corporation (the "Company"), closed its acquisition of assets (the "PMR Acquisition") pursuant to an Asset Purchase Agreement, dated October 24, 2011 ("Asset Purchase Agreement"), among DPMA, Pacific Monarch Resorts, Inc. and its affiliates (the "Sellers") as disclosed previously in Current Reports on 8-K filed by the Company on October 28, 2011 and May 25, 2012. Pursuant to the Asset Purchase Agreement, DPMA acquired from the Sellers certain real estate and timeshare related assets, including declarant rights in certain owners associations, for approximately $51.6 million in cash, plus the assumption of specified liabilities related to the acquired assets.
To fund the PMR Acquisition, DPMA entered into a Loan and Security Agreement with Guggenheim Corporate Funding, LLC, as administrative agent for the lender parties thereto (“Agent”), and the lenders party thereto (the “PMR Acquisition Loan”). The PMR Acquisition Loan is collateralized by substantially all of the assets of DPMA. The PMR Acquisition Loan is in an aggregate amount of $71.3 million (which consists of a $61.3 million term loan and a $10.0 million revolving loan), has an interest rate of 18.0% (of which an amount equal to not less than 10.0% is paid currently and the remaining accrued amount may be paid, at DPMA’s election, in cash or accrued and added to the principal amount of the applicable term or revolving loan), and matures on May 21, 2016. The Loan and Security Agreement contains customary covenants and restrictions applicable to DPMA, including agreements to provide financial information, comply with laws, maintain its legal existence, its properties and equipment and insurance, and restrict the incurrence of liens, certain dispositions of assets, the payment of certain costs and expenses, and investments other than specified permitted investments.
Further, the Loan and Security Agreement provides that (1) DPMA is required to pay quarterly (a) to Agent, for its own account, an administration fee, and (b) to Agent, for the benefit of lenders with commitments to make revolving loans thereunder, an unused line fee based upon each such lender’s commitment to provide revolving loans and the then outstanding principal amount of such lender’s revolving loan, (2) DPMA shall make certain mandatory monthly and quarterly prepayments of amounts borrowed under the PMR Acquisition Loan, and (3) on the maturity date for the term loan, if not paid earlier in accordance therewith, DPMA is required to pay an exit fee of up to 10% of the initial loan amount. On the closing date for the PMR Acquisition, pursuant to the Loan and Security Agreement, DPMA paid a closing fee of approximately $2.1 million to Agent and certain lenders party thereto. The proceeds of the PMR Acquisition Loan were used to fund the purchase price for the PMR Acquisition and closing costs associated therewith.

DPMA and each of its wholly-owned subsidiaries are special purpose subsidiaries and unrestricted subsidiaries of the Company. Neither the Company nor any of its other subsidiaries has guaranteed, or is a party to, the PMR Acquisition Loan.

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The audited financial statements of Pacific Monarch Resorts, Inc. (Debtor-in-Possession) for the years ended December 31, 2011 and 2010, are provided on pages 4 through 32. The unaudited financial statements of Pacific Monarch Resorts, Inc. (Debtor-in-Possession) for the three months ended March 31, 2012 and 2011 are provided on pages 33 through 55.

(B) PRO FORMA FINANCIAL INFORMATION

The required pro forma financial information is provided herein on pages 56 through 62.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diamond Resorts Corporation
August 6, 2012	By: /s/ DAVID F. PALMER_____ Name: David F. Palmer Title: President and Chief Financial Officer

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Pacific Monarch Resorts, Inc.
(Debtor-in-Possession)

Consolidated Financial Statements

For the Years Ended December 31, 2011 and 2010

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Pacific Monarch Resorts, Inc.
(Debtor-in-Possession)

Consolidated Financial Statements
For the Years Ended December 31, 2011 and 2010

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Independent Auditors' Report

Consolidated Financial Statements (Debtor-in-Possession)

Consolidated Balance Sheets                                        9

Consolidated Statements of Operations                                    10

Consolidated Statements of Stockholders' Deficit                                11

Consolidated Statements of Cash Flows                                    12-13

Notes to Consolidated Financial Statements                                14-32

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Independent Auditors' Report

To the Board of Directors
Pacific Monarch Resorts, Inc.
Laguna Hills, California

We have audited the accompanying consolidated balance sheets of Pacific Monarch Resorts, Inc. (Debtor-in-Possession) (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2011 and 2010, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, has defaulted on substantially all of its debt, and has filed petitions for reorganization under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), and that raises substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning this matter is also discussed in Notes 1 and 18 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 3 to the consolidated financial statements, the Company has restated its December 31, 2009 consolidated financial statements.

August 6, 2012

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Consolidated Financial Statements

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PACIFIC MONARCH RESORTS, INC.
(Debtor-in-Possession)
CONSOLIDATED BALANCE SHEETS
December 31, 2011 and 2010
(In thousands, except per share data)
(Unaudited)

	December 31, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$6,967	$5,113
Cash in escrow and restricted cash	3,772	2,552
Customer notes receivable, net of allowance of $147,388 and $132,951, respectively	122,178	124,619
Accrued interest receivable	2,140	2,213
Unsold vacation interest inventory	59,885	65,136
Due from related parties, net	1,360	1,882
Property and equipment, net	5,847	8,699
Undeveloped land	4,015	3,978
Prepaid expenses and other assets, net	3,293	4,035
Total Assets	$209,457	$218,227
LIABILITIES AND STOCKHOLDERS' DEFICIT
Liabilities not subject to compromise:
Accounts payable	$3,542	$2,269
Accrued liabilities	7,576	14,659
Accrued loss reserves	718	721
Due to related parties	104	1,132
Deferred revenues	3,729	4,920
Notes payable	12,448	288,385
Notes payable to stockholder	—	6,123
Capitalized lease obligations	—	192
Liabilities subject to compromise	287,907	—
Total Liabilities	316,024	318,401
Commitments, Contingencies and Subsequent Events
Common stock, $1 par value, authorized 200,000 shares; 15,261 shares issued and outstanding, respectively	15	15
Receivable due from stockholder	(2,450)	(2,234)
Accumulated deficit	(104,132)	(97,955)
Total Stockholders' Deficit	(106,567)	(100,174)
Total Liabilities and Stockholders' Deficit	$209,457	$218,227

See accompanying notes to consolidated financial statements.

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PACIFIC MONARCH RESORTS, INC
(Debtor-in-Possession)
CONSOLIDATED STATEMENT OF OPERATIONS
For the years ended December 31, 2011 and 2010
(In thousands)
(Unaudited)

	2011	2010
Revenues:
Vacation ownership interest sales	$52,642	$56,731
Provision for uncollectible vacation ownership interest sales	(15,685)	(49,286)
Net vacation ownership interest sales	36,957	7,445
Resort revenues	6,369	6,256
Management and member services	12,217	16,236
Interest income	28,022	29,118
Other income	4,862	5,073
Total revenues	88,427	64,128
Costs and Expenses:
Vacation interest cost of sales	4,997	(3,275)
Advertising, sales, and marketing costs	34,034	37,241
Resort expenses	5,012	5,353
Vacation interest carrying costs, net	473	5,315
Financial services	4,742	5,041
General and administrative	15,053	14,991
Interest expense	22,416	26,979
Depreciation and amortization	3,524	3,999
Reorganization items	1,735	—
Impairment loss on unsold vacation interests inventory	2,617	52,147
Impairment loss on undeveloped land	—	4,815
Total costs and expenses	94,603	152,606
Net loss before income taxes	(6,176)	(88,478)
Income taxes expense (benefit)	1	(684)
Net Loss	$(6,177)	$(87,794)

See accompanying notes to consolidated financial statements.

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PACIFIC MONARCH RESORTS, INC
(Debtor-in-Possession)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
For the years ended December 31, 2011 and 2010
(In thousands, except per share data)
(Unaudited)

	Common Stock
	Shares	Amount	Receivables due from Stockholder	Retained Earnings (Accumulated Deficit)	Total
Balance at January 1, 2010 as previously reported	15,261	$15	$—	$18,491	$18,506
Correction of errors in previously issued consolidated financial statements (Note 3)	—	—	—	(28,652)	(28,652)
Reclassification of receivable due from stockholder	—	—	(2,234)	—	(2,234)
Balance at January 1, 2010 as restated	15,261	$15	$(2,234)	$(10,161)	$(12,380)
Net loss	—	—	—	(87,794)	(87,794)
Balance at December 31, 2010	15,261	$15	$(2,234)	$(97,955)	$(100,174)
Interest on receivable due from stockholder	—	—	(216)	—	(216)
Net loss	—	—	—	(6,177)	(6,177)
Balance at December 31, 2011	15,261	$15	$(2,450)	$(104,132)	$(106,567)

See accompanying notes to consolidated financial statements.

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PACIFIC MONARCH RESORTS, INC
(Debtor-in-Possession)
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2011 and 2010
(In thousands)
(Unaudited)

	December 31, 2011	December 31, 2010
Cash flows from operating activities:
Net loss	$(6,177)	$(87,794)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities:
Impairment loss on unsold vacation interests inventory	2,617	52,147
Impairment loss on assets held for development	—	4,815
Provision for uncollectible vacation ownership interest sales	15,685	49,286
Interest income on due from stockholder	(216)	—
Depreciation and amortization	3,524	3,999
Change in deferred tax assets	—	(719)
Loss on disposal of assets	—	158
Changes in operating assets and liabilities:
Customer notes receivable	(13,244)	(14,892)
Accrued interest receivable	73	473
Unsold vacation interest inventory, net	1,985	(3,916)
Due from related parties, net	522	(859)
Prepaid expenses and other assets, net	742	1,151
Accounts payable	2,255	(725)
Accrued liabilities	(1,639)	(1,537)
Due to related parties	557	132
Accrued loss reserves	(3)	(418)
Deferred revenues	(1,191)	1,566
Net cash and cash equivalents provided by operating activities	5,490	2,867
Cash flows from investing activities:
Undeveloped land	(37)	(63)
Purchase of property and equipment, net	(23)	(78)
Net cash and cash equivalents used in investing activities	(60)	(141)
Cash flows from financing activities:
Cash in escrow and restricted cash	(1,220)	466
Proceeds from due from stockholder	—	147
Proceeds from notes payable	53,022	65,622
Repayment of notes payable	(55,241)	(67,696)
Payments on capital lease obligations	(137)	(390)
Net cash and cash equivalents used in financing activities	(3,576)	(1,851)
Net increase in cash and cash equivalents	1,854	875
Cash and cash equivalents at beginning of year	5,113	4,238
Cash and cash equivalents at end of year	$6,967	$5,113

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PACIFIC MONARCH RESORTS, INC
(Debtor-in-Possession)
CONSOLIDATED STATEMENTS OF CASH FLOWS —Continued
For the years ended December 31, 2011 and 2010
(In thousands)

	2011	2010
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash and cash equivalents paid for interest	$22,406	$24,457
Cash and cash equivalents paid for income taxes	$20	$4

SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND FINANCING ACTIVITIES:
Reclassification of accrued construction in progress to unsold vacation interest inventory	$—	$5,310
Depreciation capitalized to unsold vacation interest inventory	$684	$684
Reclassification of accounts payable liabilities subject to compromise	$982	$—
Reclassification of accruals to liabilities subject to compromise	$5,444	$—
Reclassification of due to related parties to liabilities subject to compromise	$1,585	$—
Reclassification of notes payable to liabilities subject to compromise	$273,718	$—
Reclassification of notes payable to stockholder to liabilities subject to compromise	$6,123	$—
Reclassification of capital lease obligations to liabilities subject to compromise	$55	$—

See accompanying notes to consolidated financial statements.

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1.	Nature of the Business

Pacific Monarch Resorts, Inc. (“PMR” or the “Company”) is a California company organized on December 27, 1987, headquartered in Laguna Hills, California. PMR's mission is to develop and market timeshare resort properties. The Company and its wholly owned subsidiaries (the “Company”), generate revenues from the sale and financing of vacation ownership interest (“VOI Points”) in a multilocation time share offering known as Monarch Grand Vacations (“MGV”). MGV is operated by Monarch Grand Vacations Owners Association (“MGVOA”), an affiliated nonprofit mutual benefit corporation. VOI Points entitle the owner to use of a fully furnished vacation resort unit at an MGV resort based on the number of VOI Points purchased. VOI Points are created through the transfer to MGVOA of resort units developed or purchased by the Company. In exchange, MGVOA has provided the Company with the exclusive right to market and sell VOI Points. MGVOA is a separate entity which owns the transferred properties for the benefit of time share owners. The Company has established several subsidiary Mexican corporations to acquire, develop and operate a resort property in San Jose del Cabo, Mexico.

The Company sells VOI Points to individuals principally in the United States of America. The Company typically finances sales to new owners after requiring a minimum 10% down payment. The Company also has a program that allows owners of its “deeded interest” resorts to trade in their deeded interests for MGV Points for a conversion fee. All note receivable balances are secured by the VOI Points sold.

The resort properties include a total of nine resort properties: five located in Southern California; one located in Lake Tahoe, California; one located in Las Vegas, Nevada; one located in Brian Head, Utah; and one located in San Jose del Cabo, Mexico.

On October 23, 2011 (the “Petition Date”), PMR and a number of its wholly-owned subsidiaries (the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Central District of California (the “Bankruptcy Court”). The filings included all wholly-owned subsidiaries except PMR Corporation I, Inc., and PMR Insurance Company, Inc. It also excluded Constructora Cabo Azul, S. de R.L. de C.V. because it was inactive. The Debtor's Chapter 11 filings were due to prevailing economic conditions and unanticipated reductions in credit facilities caused by instability in the credit markets, and the Company was in default on substantially all of its debt.

On May 21, 2012, the Bankruptcy Court approved the sale of certain Debtor assets to DPM Acquisition, LLC (“DPM”). In accordance with the approved asset purchase agreement (the “DPM Purchase Agreement”), DPM acquired all unsold vacation interest inventory, all construction in progress, Kona land and improvements, certain cash in escrow and restricted cash accounts related to customer down payments, certain physical assets including machinery, equipment, computers, software, owned vehicles, furniture and fixtures, in-house customer notes receivable, and certain prepaid expenses. In addition, DPM agreed to assume certain liabilities including customer down payment liabilities, some maintenance fees owed to vacation plan ownership associations (“VPOAs”), and certain related party payables.

On May 21, 2012, the Bankruptcy Court approved the sale of certain Debtor assets to Resort Funding America, LLC (“RFA”). In accordance with the approved asset purchase agreements (the “RFA Purchase Agreement”), RFA acquired certain customer notes receivable that were collateral for the Receivables Loan (Note 11) and certain cash balances.

On July 30, 2012, the Debtors filed their plan of reorganization with the Bankruptcy Court (the “Plan”). The Plan objectives include: the transition of assets and the completion of the DPM and RFA transactions; the merger and consolidation of PMR with certain non-Mexican entities; the merger and consolidation of the Mexican entities while providing full payment of all claims against the Mexican entities; and the transfer of remaining PMR assets into a trust that would liquidate the assets and distribute the proceeds among the remaining creditors.

The Company incurred $1,735 of professional, trustee and other fees in connection with its Chapter 11 filing as of December 31, 2011. At December 31, 2011, the Company accrued for $1,707 in unpaid professional fees in accrued liabilities.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the activities of PMR and the following wholly-owned subsidiaries or controlled entities - Vacation Marketing Group, Inc., Vacation Interval Realty, Inc., MGV Cabo, LLC, Pacific Monarch Resorts Corporation I, Inc. (“PMR Corp I”), PMR Resorts 2007-A LLC, PMR Insurance Company, Inc. (“PMRIC”), PMR Cabo LLC, Constructora Cabo Azul, S. de R.L. de C.V. (“CCA”), Operadora MGVM, S. de R.L. de C.V. (“Operadora”), MGVM Reclutadora de Empleados, S. C., DCAONE, LLC, and Desarrollo Cabo Azul, S. de R.L. de C.V. (“DCA”) (collectively referred to as “PMR” or the “Company”).

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All intercompany balances and transactions have been eliminated.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Liquidity

The Company has suffered recurring losses from operations, has defaulted on substantially all of its debt, and is currently in bankruptcy at December 31, 2011. The Company's need for additional capital, and the uncertainties surrounding its ability to raise such funding, raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements have been prepared assuming that the Company will continue to operate as a going concern, which contemplates that the Company will realize its assets and satisfy its liabilities and commitments in the ordinary course of business. The financial statements do not include adjustments relating to the recoverability of recorded asset amounts or the amounts or classification of liabilities that might be necessary should the Company be unable to continue as a going concern, except related to the classification of liabilities subject to compromise (Note 4).

Foreign Currency

The US dollar is the functional currency for all of the Company's operations. The Company's foreign operations hold the US dollar as the functional currency. The Company recognized foreign currency gains (losses) of $1,018 and ($15) for the years ended December 31, 2011 and 2010, respectively. These gains (losses) were recorded in resort expenses in the consolidated financial statements.

Cash and Cash Equivalents and Cash in Escrow and Restricted Cash

Cash and cash equivalents consist of all highly liquid investments purchased with an original maturity of three months or less. Cash and cash equivalents include cash and money market funds. Cash in escrow and restricted cash consists of: (1) escrow deposits received on sales of vacation ownership interests that are held in escrow, until the applicable statutory rescission period has expired and the funds have been released from escrow, (2) cash accounts required to fund the captive insurance company (under Note 2, Self Insurance), and (3) lender-controlled deposits (Note 5).

Customer Notes Receivable and Allowance for Uncollectible Customer Notes Receivable

The Company accounts for customer notes receivable under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 978, “Real Estate - Time Sharing Activities”. Customer notes receivable are recorded net of the related allowance for uncollectible customer notes receivable. The Company records a provision for uncollectible vacation ownership interest sales as a reduction to vacation ownership interest sales revenue. This provision is calculated as projected gross losses for customer notes receivable, taking into account estimated Vacation Interest recoveries. If actual uncollectible losses on customer notes receivable differ materially from these estimates, the Company's future results of operations may be adversely impacted.

The Company provides for estimated future losses to be incurred related to uncollectible customer notes receivable. Management evaluates allowance requirements by examining current delinquencies, historical loan losses developed through a static pool analysis, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), current economic conditions, the value of the underlying collateral, and other relevant factors.

The Company has historically charged off customer notes receivable upon the earliest of (i) the initiation of cancellation or foreclosure proceedings; or (ii) the customer's account becoming over 120 days delinquent. As a requirement of Forbearance Agreement (Note 11), the Company has agreed not to charge off any accounts without lender consent. Customer notes receivable that meet the qualifications to be charged off that have not been charged off are $90,429 and $67,104 at December 31, 2011 and December 31, 2010, respectively. All collection and foreclosure costs are expensed as incurred.

During 2010, the Company obtained information that changed their estimates for losses for customer notes receivable that originated in periods prior to 2010. The effects of changes in estimates were accounted for on a prospective basis with an adjustment in the year ended December 31, 2010 to increase the estimated uncollectible revenue and the allowance for losses on customer notes receivable by $30,935.

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Unsold Vacation Interests Inventory

Unsold vacation interests inventory represents the cost of unsold ownership interests in MGVOA (“VOI Points”), timeshare resorts that are under construction, and other timeshare inventory that have been completed but are not legally registered to be sold as timeshare. As the Company completes the construction of resort properties, ownership is transferred by the Company to MGVOA in return for the exclusive right to sell ownership interest in MGVOA. The Company determines the available VOI Points basis for each resort using a formula based upon the number of user days available as well as the relative value of each property. The cost of the VOI Points includes land, the completed timeshare units, any allocable amenity costs, and the cost of any allocable infrastructure. VOI Points are carried at the lower of cost or net realizable value. Rental activity and operations for other timeshare inventory are accounted for as rental operations in accordance with the guidance in ASC 978.

During 2011 and 2010, the Company reviewed the values of their construction in progress and other timeshare inventory assets and recorded impairment charges of $2,617 and $52,147, respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the assets' estimated useful lives or lease term, if shorter. Depreciation and amortization is calculated using the straight line method over the estimated useful lives as follows:

Buildings	30 - 39.5	years
Building Improvements	5	years
Leasehold improvements	5	years
Equipment, furniture and fixtures	5	years
Computer hardware and software	3	years

Impairment of Long-Lived Assets

In accordance with ASC 360, “Property, Plant & Equipment” (“ASC 360”), the Company reviews the carrying value of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The carrying amount of a long-lived asset is considered impaired when anticipated undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. For the years ended December 31, 2011 and 2010, material impairments of long-lived assets of $0 and $4,815 were recorded in the consolidated statements of operations.

Undeveloped Land

Undeveloped land consists of the land and improvements in Kona, Hawaii. These assets are recorded at estimated fair value. As of December 31, 2011 and 2010, assets held for development were $4,015 and $3,978, respectively. In 2010, the Company obtained an estimated fair value for the undeveloped land and recorded impairment charges of $4,815 to reduce the asset's carrying value to the estimated value. As of December 31, 2011, no additional impairment related to assets held for sale was noted.

Deferred Revenues

Deferred revenue primarily consists of deferred revenue related to payments received on timeshare samplers and vacation packages. PMR enters into sampler agreements whereby the prospective owner pays a minimum down payment and small monthly payments for the right to use a unit week within a stated time period (generally 18 to 24 months). Utilization of the unit week is dependent upon the sampler meeting specified payment criteria. Amounts collected under these sampler agreements are recorded as deferred revenue until the earlier of the use date, the expiration of the stated period, or the customer default date. PMR sells vacation packages for which a deposit is collected in advance of travel. These deposits are recorded as deferred revenue until the earlier of the travel date or the expiration date (generally 3 to 18 months) as stated on the certificate.

Receivable Due from Stockholder

On April 6, 2006, the Company loaned $2,165 to one of its stockholders, who used the funds to personally purchase the outstanding shares in four other entities. The loan is secured by a note receivable that was due on April 1, 2011, and bears interest at 4.75%. In April 2011, the Company and the stockholder agreed that payments on the receivable due from stockholder would discontinue

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and that interest would continue to accrue based upon the stated interest rate. The balance of the receivable and accrued interest due from stockholder was $2,450 at December 31, 2011 and $2,234 at December 31, 2010 and has been included as a contra-equity balance to stockholders' deficit.

Revenue Recognition - Vacation Ownership Interest Sales

With respect to the Company's recognition of revenue from VOI Point sales, the Company follows the guidelines included in ASC 978. Under ASC 978, vacation ownership interest sales revenue is divided into separate components that include the revenue earned on the sale of the VOI Points and the revenue earned on the sales incentive given to the customer as motivation to purchase the VOI Points. In order to recognize revenue on the sale of VOI Points, ASC 978 requires a demonstration of a buyer's commitment (generally a minimum cash payment of 10% of the purchase price plus the value of any sales incentives provided). A buyer's down payment and subsequent mortgage payments are adequate to demonstrate a commitment to pay for the VOI Points once 10% of the purchase price plus the value of the incentives provided to consummate a VOI Points transaction has been covered. The Company recognizes sales of VOI Points on an accrual basis after (i) a binding sales contract has been executed; (ii) the buyer has adequately demonstrated a commitment to pay for the VOI Points; (iii) the rescission period required under applicable law has expired; (iv) collectibility of the receivable representing the remainder of the sales price is reasonably assured; and (v) the Company has completed substantially all of its obligations with respect to any development related to the real estate sold (i.e., construction has been substantially completed and certain minimum project sales levels have been met). If the buyer's commitment has not met ASC 978 guidelines, the VOI Point sales revenue and related vacation ownership interest cost of sales are deferred and recognized under the installment method until the buyer's commitment is satisfied, at which time the full amount of the sale is recognized. The net deferred revenue is included in customer notes receivable on the Company's consolidated balance sheets. Under ASC 978, the provision for uncollectible vacation ownership interest sales revenue is recorded as a reduction of vacation ownership interest sales revenue.

Revenue from the sales incentive given to the customer as motivation to purchase the VOI Points is recorded upon recognition of the related vacation ownership interest sales revenue in other income.

Resort Revenues and Expenses

Resort revenues and expenses consist of the revenues and expenses derived from operating the Cabo Azul Resort in San Jose del Cabo, Mexico. The operations include food and beverage operations, providing cable, and telephone services, and retail and gift shop operations. Resort revenues are generally recognized at the completion of the services performed. Costs are expensed as incurred.

Management and Member Services Revenues

Management and member services revenue includes resort management fees charged to VPOAs and other fees charged to VPOAs for services performed. Management fee revenues are recognized in accordance with the terms of the Company's management contracts. Revenues related to management fees are recorded as the management services are provided. Other management and member services revenues are generally recognized at the completion of the services performed.

Interest Income

Interest income is comprised of the following:

	Years ended December 31,
	2011	2010
Customer notes receivable interest	$27,790	$28,959
Other interest	232	159
	$28,022	$29,118

The Company's interest revenue consists primarily of interest earned on customer notes receivable. Interest earned on customer notes is accrued based on the contractual provisions of the loan documents which approximates the effective interest rate method. Interest accruals on customer notes are suspended at the earliest of (i) a first payment default; (ii) the initiation of cancellation or foreclosure proceedings; or (iii) the customer's account becoming over 90 days delinquent. If payments are received while a consumer loan is considered delinquent, interest is recognized on a cash basis. The Company had $94,257 and $72,288 of customer

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notes receivable that were more than 90 days delinquent at December 31, 2011 and 2010, respectively.

Other Income

Other income consists of revenue from certain sales incentives given to customers as motivation to purchase VOI Points which is recorded upon recognition of the related vacation ownership interest sales revenue, rental revenue received from the VPOA for the rental office space and furniture which is recognized ratably over the rental period, and late/impound fees assessed on delinquent costumer notes receivable which is recognized as collected, as follows:

	Years ended December 31,
	2011	2010
Incentive	$1,386	$1,429
VPOA rental revenue	2,672	2,672
Customer late fees and other	466	646
Other	338	326
	$4,862	$5,073

Vacation Ownership Interest Cost of Sales

The Company records vacation interest cost of sales using the relative sales value method in accordance with ASC 978, which requires the Company to make significant estimates. At the time the Company records related vacation ownership interest sales revenue, the Company records vacation interest cost of sales. In determining the appropriate amount of costs using the relative sales value method, the Company relies on complex, multi-year financial models that incorporate a variety of inputs, most of which are management estimates. These amounts include, but are not limited to, estimated costs to build or acquire any additional vacation interests, estimated total revenues expected to be earned on a project, including estimated sales price per point and estimated number of points sold, related estimated provision for uncollectible vacation ownership interest sales revenue and sales incentives, and estimated projected future cost and volume of recoveries of vacation ownership interests. Any changes in the estimates the Company uses to determine the vacation ownership interest cost of sales results in a retrospective adjustment recorded in the period of change. In 2011 and 2010, the Company revised its estimates of projected revenues relating to the recovered vacation interest on future canceled sales. The effect of the changes in estimates resulted in adjustments to reduce cost of sales by $998 and $4,449 in the years ended December 31, 2011 and 2010, respectively.

Advertising, Sales and Marketing Costs

All advertising, sales, and marketing costs are expensed as incurred. Advertising expense recognized was $263 and $674 for the years ended December 31, 2011 and 2010, respectively.

Financial Services Expenses

Financial services expenses include payroll and administrative costs of the finance operations as well as loan servicing fees paid to third parties. These costs are expensed as incurred.

Vacation Interest Carrying Cost, Net
The Company is responsible for paying VPOA annual maintenance fees, assessments, and reserves on the Company's unsold vacation interests. To offset the Company's vacation interest carrying cost, the Company rents unsold vacation interests controlled by the Company to third parties on a short-term basis. The Company also generates revenue on sales of one-week rentals and mini-vacations, which allow prospective owners to sample a resort property. This revenue and the associated expenses are deferred until the vacation is used by the customer or the expiration date, whichever is earlier. Revenue from the rental of unsold VOI Points, one-week rentals and mini-vacations is recognized as a reduction to vacation interest carrying cost in accordance with ASC 978.

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Fair Market Value Measurement

ASC 820, “Fair Value Measurements and Disclosures”, establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The guidance describes three levels of inputs that may be used to measure fair value:

Level 1 - Valuation based on quoted market prices in active markets for identical assets or liabilities.
Level 2 - Valuation based on quoted market prices for similar assets and liabilities in active markets.
Level 3 - Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management's best estimate of what market participants would use as fair value.

Customer notes receivable had a balance net of allowance of $122,178 and $124,619 at December 31, 2011 and 2010, respectively. The allowance for uncollectible customer notes receivable is derived using a static pool analysis to develop historical default percentage to apply to the customer notes receivable population. The Company evaluates other factors such as economic conditions, industry trends, default rates and past due aging reports. The Company was unable to determine the fair value of customer notes receivable as there is little market data available.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of each fiscal year end. The carrying amount reported in the consolidated balance sheets for cash and cash equivalents, cash in escrow and restricted cash, and accounts payable and accrued liabilities approximates fair market value due to the immediate or short-term maturity of these financial instruments. The carrying amount of notes payable approximates fair value because the interest rates on notes payable approximate current interest rates on debt with similar terms and remaining maturities.

Income Taxes

The Company recognizes deferred tax assets and liabilities using the asset and liability method, under which deferred tax assets and liabilities are calculated based upon the temporary differences between the consolidated financial statement and income tax bases of assets and liabilities using currently enacted tax rates. These differences are based upon estimated differences between the book and tax basis of the assets and liabilities for the Company as of December 31, 2011 and 2010. Effective July 1, 2010, the Company converted Pacific Monarch Resorts, Inc. from an S-Corp to a C-Corp. The effect of this change has been reflected in income tax expense (benefit) for the year ended December 31, 2010.

The Company's deferred tax assets are recorded net of a valuation allowance when, based on the weight of available evidence, it is more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods. Decreases to the valuation allowance are recorded as reductions to the Company's provision for income taxes and increases to the valuation allowance result in additional provision for income taxes. The realization of the Company's deferred tax assets, net of the valuation allowance, is primarily dependent on estimated future taxable income. A change in the Company's estimate of future taxable income may require an addition to or reduction from the valuation allowance.

For tax positions the Company has taken or expects to take in a tax return, the Company applies a more likely than not threshold, under which the Company must conclude a tax position is more likely than not to be sustained, assuming that the position will be examined by the appropriate taxing authority that has full knowledge of all relevant information, in order to recognize or continue to recognize the benefit. In determining the Company's provision for income taxes, the Company uses judgment, reflecting its estimates and assumptions, in applying the more likely than not threshold.

Self Insurance

In 2005, the Company formed PMR Insurance Company, Inc. (“PMRIC”), a pure captive insurance company, for the purpose of self-insuring for product and completed operations liability arising from the construction of Cancun Resort Phase V in Las Vegas, Nevada. Losses are provided for based on past experience and using assumptions for losses incurred but not reported. The method for determining such estimates is continually reviewed and updated. Any adjustments are reflected in current operations. As of December 31, 2011 and 2010, the Company recorded an accrued liability for self insurance of $718 and $721, respectively, representing an estimate of losses incurred, but not reported. PMRIC maintains cash balances to fund the estimated losses. The cash balances of $722 at December 31, 2011 and $706 at December 31, 2010 are recorded in cash in escrow and restricted cash. There were no reported losses as of December 31, 2011. Management believes that the accrual is adequate to cover the losses incurred to date, however, this accrual is based on estimates and the ultimate liability may be more or less than the amount provided.

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Concentrations of Risk

Credit Risk - The Company offers financing to the buyers of VOIs. The customer notes received by the Company bear interest at a fixed rate, are payable over a 1- to 12-year period, and are secured by an interest on the VOI owned by the customer. Any adverse change in economic conditions or significant price increases or adverse events related to the travel and tourism industry could have a material adverse effect on the Company's business. Such conditions may also adversely affect the future availability and cost of financing for the Company or its customers and result in a material adverse effect on the Company's business. In addition, changes in general economic conditions may adversely affect the Company's ability to collect on its outstanding customer notes receivable.

Interest Rate Risk - The Company has historically derived net interest income from its financing activities because the interest rates it charges its customers who finance the purchase of their VOIs exceed the interest rates the Company pays to its lenders. Because the Company's indebtedness bears interest at variable rates and the Company's customer notes receivable bear interest at fixed rates, increases in interest rates will erode the spread in interest rates that the Company has historically obtained and could cause the rate on the Company's borrowings to exceed the rate at which the Company provides financing to its customers. The Company funds substantially all of the customer notes receivable, unsold vacation interest inventory, and undeveloped land which it originates or purchases with borrowings through its financing facilities and internally generated funds. Borrowings are in turn repaid with the proceeds received by the Company from repayments of such customer notes receivable.

Concentration of cash balances - The Company maintains cash and restricted cash in financial institutions in excess of amounts insured by the US government. The Company has not experienced any losses on such accounts. Cash is also maintained at financial institutions in Mexico which may, at times, exceed the government backed limits in Mexico.

Availability of Funding Sources -The Company has historically funded customer notes receivable and unsold vacation interests with borrowings through its financing facilities and internally generated funds. Borrowings are in turn repaid with the proceeds received by the Company from repayments of such customer contracts receivable. To the extent that the Company is not successful in maintaining or replacing existing financings, it would have to curtail its sales and marketing operations or sell assets, thereby resulting in a material adverse effect on the Company's consolidated results of operations, cash flows, and financial condition.
Foreign Operations - The Company, through its wholly owned subsidiaries, sells vacation ownership interests and operates the Cabo Azul Resort in San Jose del Cabo, Mexico. As of December 31, 2011 and 2010, net assets in Mexico were $9,783 and $10,812, respectively. For the years ended December 31, 2011 and 2010, revenues from our Mexican operations were $15,915 and $15,019, respectively.
Geographic Concentration - The Company's notes receivable are primarily originated in California. Borrowers residing in California accounted for 84.06% and 84.80% of customer notes receivable for December 31, 2011 and 2010, respectively. As of December 31, 2011 and 2010, borrowers residing in the United States accounted for 99.84% and 99.93% of customer notes receivable, respectively. No other state or foreign country concentration accounted for more than approximately 10% of gross outstanding customer notes receivable. The risk inherent in such concentrations is dependent upon regional and general economic stability which affects the financial stability of the borrowers. The Company's VOI Points are generated by resorts concentrated primarily in Las Vegas, Nevada; Brian Head, Utah; California and Mexico. The risk inherent in such concentrations is in the continued popularity of the resort destinations, which affects the marketability of the Company's VOI Points and the collection of customer notes receivable.
Telemarketing - The Company has historically generated a portion of its sales leads through telemarketing. In recent years, state regulators have increased legislation and enforcement regarding telemarketing operations, including requiring the adherence to state “do not call” lists. In addition, the Federal Trade Commission has implemented national “do not call” legislation. Companies infringing on the “do not call” legislation may be subject to significant fines. The increased regulation may impact the Company's current marketing strategies.

Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. In preparing the consolidated financial statements, the Company made significant estimates which include: (1) allowance for uncollectible customer notes receivable, and provision for uncollectible vacation ownership interest sales revenue; (2) useful lives of property and equipment; (3) estimated total revenues expected to be earned on a project, related estimated provision for uncollectible vacation ownership interest sales revenue and sales incentives, estimated projected future cost and volume of recoveries of vacation interests, estimated sales price per point and estimated number of points sold used to allocate certain unsold vacation interests to vacation interest cost of sales under the relative sales value method; and (4) the valuation allowance recorded against deferred tax assets. It is at least

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reasonably possible that a material change in one or more of these estimates may occur in the near term and that such change may materially affect actual results.

Subsequent Events

The Company has evaluated events and transactions occurring subsequent to December 31, 2011 through August 6, 2012, which is the date the consolidated financial statements were available to be issued. Subsequent events occurring after August 6, 2012 have not been evaluated by management. No material events have occurred since December 31, 2011 that require recognition or disclosure in the consolidated financial statements, except as disclosed in Note 18.

3. Restatement of Previously Issued Consolidated Financial Statements

Subsequent to the issuance of our consolidated financial statements for the year ended December 31, 2009, the Company determined that errors were included in the previously issued consolidated financial statements as described below. The following table presents the summary impacts of the restatement adjustments, net of tax, on the Company's previously reported consolidated retained earnings at December 31, 2009:

Allowance for losses on customer notes receivable	$(32,972)
Vacation ownership interest cost of sales	10,472
Interest income on customer notes receivable	(1,586)
Deferred revenue on timeshare samplers and vacation packages	(1,463)
Allowance for related party receivables	(2,570)
Other corrections, net	(533)
Total adjustment to beginning retained earnings	$(28,652)

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	As of December 31, 2009
	As Previously Reported	Adjustment	As Restated
Consolidated Balance Sheet
Customer notes receivable, net	$198,978	$(32,972)	$166,006
Accrued interest receivable	4,341	(1,586)	2,755
Unsold vacation interest inventory	101,810	10,472	112,282
Prepaid expenses and other assets, net	16,493	(2,570)	13,923
Total assets	342,710	(28,890)	313,820
Accrued expenses	17,024	1,996	19,020
Total liabilities	324,204	1,996	326,200
Retained earnings (accumulated deficit)	18,491	(28,652)	(10,161)
Receivable due from stockholder (reclass to contra-equity)	—	(2,234)	(2,234)
Total stockholders' equity (deficit)	18,506	(30,886)	(12,380)
Total liabilities and stockholders' equity (deficit)	342,710	(28,890)	313,820

Consolidated Statement of Operations
Vacation ownership interest sales	64,285	(1,463)	62,822
Estimated uncollectible revenue	(19,915)	(32,972)	(52,887)
Interest income	34,275	(1,586)	32,689
Total revenues	97,489	(36,021)	61,468
Vacation interest cost of sales	8,786	(10,472)	(1,686)
General and administrative	23,055	2,588	25,643
Interest expense	25,169	515	25,684
Total costs and expenses	126,338	(7,369)	118,969
Loss before benefit for income taxes	(28,849)	(28,652)	(57,501)
Net loss	(28,586)	(28,652)	(57,238)

The restatement corrects the following errors:

•
Allowance for losses on customer notes receivable - The Company uses a static pool model to estimate future losses to be incurred related to uncollectible customer notes receivable. Certain historical loss data was incorrectly included in the static pool model. In addition, estimated losses projected by the static pool model were incorrectly reflected in previously issued consolidated financial statements. As a result of these errors, the Company understated the provision for uncollectible vacation ownership interest sales in prior periods by $39,965 and overstated the vacation ownership interest cost of sales by $6,993. The effect of correcting these errors was recorded as a net reduction to the opening retained earnings of $32,972.

•
Vacation ownership interest cost of sales - The Company uses the relative sales value approach to determining the appropriate amount of cost of sales associated with the VOI sale. The relative sales value model used in prior periods contained errors. As a result of these errors, the Company overstated vacation ownership cost of sales in prior periods by $10,472. The effect of correcting these errors was recorded as an increase to the opening retained earnings.

•
Interest income on customer notes receivable- The Company accrues interest income on customer notes receivable until the principal and interest payments on the individual receivables are more than 90 days contractually past due. In prior periods, the Company made errors in estimating the interest income receivable from customer notes. As a result of these errors, the Company overstated interest income on customer notes receivable in prior periods by $1,586. The effect of correcting these errors was recorded as a net reduction to the opening retained earnings.

•
Deferred revenue on timeshare samplers and vacation packages- The Company made errors in the calculation of revenue on timeshare samplers and vacation packages. As a result of these errors, the Company overstated the revenue recorded

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by $1,463 in prior periods. The net effect of correcting these errors and deferring the revenue related to timeshare samplers and vacation packages was recorded as a reduction to the opening retained earnings.

•
Allowance for related party receivables - In prior periods, the Company did not perform a valuation of certain related party receivables. As a result, the related party receivables were overstated by $2,570 in prior periods. The effect of correcting this error was recorded as a reduction to the opening retained earnings balance.

In addition, receivable due from stockholder of $2,234 was reclassified from assets to contra-equity. See Note 2.

4. Liabilities Subject to Compromise

Liabilities subject to compromise (“LSTC”) refer to both secured and unsecured obligations that will likely be accounted for under a confirmed plan of reorganization. Actions to enforce or effect payment of pre-petition liabilities are stayed. ASC 852, “Reorganizations”, requires pre-petition liabilities that are subject to compromise to be reported at amounts expected to be allowed, even if they may be settled for lesser amounts. These liabilities represent the estimated amount expected to be allowed on known or potential claims to be resolved through the Chapter 11 proceedings and remain subject to future adjustments arising from negotiated settlements, actions of the Bankruptcy Court, rejection of executory contracts and unexpired leases, the determination as to the value of collateral, proofs of claim, or other events. LSTC also includes certain items that may be assumed under the confirmed plan of reorganization and as such may be subsequently reclassified to liabilities not subject to compromise. The Company did not have any claims that were not subject to reasonable estimates.

Subsequent to the Petition Date, certain of the Company's notes payable did not accrue interest. Had interest accrued on all notes payable as defined in the loan agreements, the Company would have recorded additional interest expense of $4,591 for the year ended December 31, 2011.

Liabilities subject to compromise consist of the following:

December 31, 2011
Accounts payable	$982
Accrued liabilities (Note 10)	5,444
Due to related parties (Note (17)	1,585
Notes payable to stockholder (Note 12)	6,123
Notes payable (Note 11)	273,718
Capital lease obligations	55
$287,907

5. Cash in Escrow and Restricted Cash

Cash in escrow and restricted cash consisted of the following:

	December 31,
	2011	2010
VOI escrow deposits	$551	$572
Self insurance funds	722	706
Lender controlled deposits	419	1,136
Reserve for professional fees	2,030	—
Other restricted cash	50	138
	$3,772	$2,552

6. Customer Notes Receivable

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The Company provides financing for purchasers of vacation interests which are collateralized by their vacation interests. The term of the notes are from one year to twelve years and may be prepaid at any time without penalty. The weighted-average term of the customer notes receivable outstanding at December 31, 2011 and 2010 is 117 months. Stated interest rates on customer notes receivable outstanding at December 31, 2011 and 2010 range from 0% to 18.90% per annum (yielding a weighted-average of approximately 15.79% at December 31, 2011 and 15.72% at December 31, 2010).

Customer notes receivable consisted of the following:

	December 31,
	2011	2010
Customer notes receivable, gross	$272,927	$259,876
Allowance for uncollectible customer notes	(147,388)	(132,951)
Deferred gross profit	(3,361)	(2,306)
Customer notes receivable, net	$122,178	$124,619

The following reflects the scheduled contractual principal maturities of customer notes receivable:

Years ending December 31,
2012	$24,665
2013	27,147
2014	29,631
2015	32,185
2016	33,751
Thereafter	125,548
$272,927

The activity in the allowance for uncollectible customer notes is as follows:

	Years ended December 31,
	2011	2010
Balance, beginning of the year	$132,951	$84,810
Provision for uncollectible related to VOI sales	15,685	49,286
Charge-offs, net of recoveries	(1,248)	(1,145)
	$147,388	$132,951

A summary of credit quality of gross customer accounts receivable as of December 31, 2011 and 2010 is as follows:

	2011	2010
	(Unaudited)	(Unaudited)
FICO Scores:
>799	$2,809	$3,354
700-799	64,543	60,490
600-699	103,381	95,206
<600	101,786	100,424
No Fico Scores	408	405
	$272,927	$259,879

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Fair Isaac Corporation (“FICO”) credit scores were obtained at the time of the origination of the customer notes receivable.

7. Unsold Vacation Ownership Interests Inventory

Unsold vacation ownership interest inventory consisted of the following:

	December 31,
	2011	2010
Unsold vacation ownership interest points	$40,824	$45,137
Construction in progress	6,332	6,586
Other timeshare inventory	12,729	13,413
	$59,885	$65,136

8. Property and Equipment

Property and equipment consisted of the following:

	December 31,
	2011	2010
Land	800	800
Buildings and building improvements	2,983	2,983
Leasehold improvements	2,429	2,407
Equipment, furniture and fixtures	14,687	14,626
Computer hardware and software	2,105	2,074
Capitalized furniture and equipment lease	212	303
	23,216	23,193
Less: Accumulated depreciation and amortization	(17,369)	(14,494)
	5,847	8,699

Depreciation and amortization expense was $3,524 and $3,999 for the years ended December 31, 2011 and 2010, respectively. At December 31, 2011 and 2010, the Company had net property and equipment in Mexico of $3,634 and $5,732, respectively.

9. Prepaid Expenses and Other Assets

Prepaid expenses and other assets consisted of the following:

	December 31,
	2011	2010
Prepaid expenses	657	647
Deferred financing costs	77	434
Security deposits	244	285
Other	2,315	2,669
	3,293	4,035

10. Accrued Liabilities

Accrued liabilities consisted of the following:

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	December 31,
	2011	2010
Accrued interest	2,209	3,632
Accrued withholding tax	6,846	6,760
Accrued payroll and other	1,022	866
Accrued advertising, sales, and marketing costs	826	973
Accrued customer deposits	581	700
Other accrued liabilities	1,536	1,728
	13,020	14,659
Less: Liabilities subject to compromise (Note 4)	(5,444)	—
	7,576	14,659

11. Notes Payable

Receivables Loan - Effective September 9, 2004, PMR entered into a $180,000 revolving loan agreement (the “Receivables Loan”) collateralized by the proceeds from the principal and interest obtained from customer notes receivable. The loan allows the Company to borrow up to 90% of customer notes receivable that are less than 90 days past their contractual payment. For customer notes that are more than 90 days past their contractual payment, the Company must either repurchase the note from the lender or replace the note with one that is less than 90 days past due.

Effective March 18, 2009, PMR entered into a forbearance agreement (the “Forbearance Agreement”) which extended the maturity of the Receivables Loan and changed certain terms of the agreement. Pursuant to the terms of the Forbearance Agreement, the lender agreed to temporarily forbear from exercising its rights and remedies under the loan agreements as a result of existing defaults and continued to make new advances to the Company. The Forbearance Agreement set the interest rate on the Receivables Loan at LIBOR plus 6% with a floor of 9%, suspended any requirement for principal payments on the AD&C Loan (see below), suspended the requirement to repurchase ineligible loans, required strengthening of the underwriting standards on new loans to timeshare buyers, required that servicing of the note receivable portfolio be moved to a third party servicer, required the hiring of a chief restructuring officer and added several new financial reporting requirements. The lender also encumbered all unsold dedicated points, any in-house points, the Kona land and undeveloped lots at the Cancun Resort in Las Vegas. The original Forbearance Agreement expired on July 30, 2010. Subsequent to that date, the Forbearance Agreement was amended a total of 31 times, primarily extending the expiration date out to October 23, 2011, and increasing the credit facility up to $220,300.

Revolver Loan - Effective January 1, 2008, PMR Corporation 1 entered into a $75,000 revolving loan agreement (the “Revolver Loan”) collateralized by the proceeds from the principal and interest obtained from customer notes receivable. The loan allows the Company to borrow up to 85% of customer notes receivable that are less than 90 days past their contractual payment. For customer notes that are more than 90 days past their contractual payment, the Company must either repurchase the note from the lender or replace the note with one that is less than 90 days past due.

AD&C Loan - Effective November 1, 2002, PMR entered into a $55,000 acquisition, development and construction loan (the “AD&C Loan”). The purpose of this loan was to acquire and develop the Cabo Azul Resort in Los Cabos Mexico. The loan is secured by a first mortgage on the Cabo Azul land and improvements.

Hawaii Acquisition Loan - Effective June 3, 2003, PMR entered into an $894 acquisition, development and construction loan (the “Hawaii Acquisition Loan”). The purpose of this term loan was to acquire property in Kona, Hawaii. The loan is collateralized by a first mortgage by the Kona land and improvements.

Furniture and Equipment Loan - Effective June 15, 2006, PMR entered into a $9,991 line of credit (the “Furniture and Equipment Loan”) for the purpose of purchasing furniture and equipment for the Cabo Azul Resort in Los Cabos Mexico. The loan is secured by the Cabo Azul furniture and equipment.

Corporate Building Loan I - Effective March 24, 2009, PMR entered into a $2,100 mortgage loan agreement (the “Corporate Building Loan”) for the purpose of purchasing the Company's corporate headquarters in Laguna Hills, CA. The loan is secured by a first trust deed on the building.

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Corporate Building Loan II - Effective September 26, 2007, PMR entered into a $4,173 mortgage loan agreement (the “Corporate Building Loan II”) for the purpose of generating cash flow to fund operations. The loan is secured by a second trust deed on the building.

		December 31,
		2011	2010
The Receivables Loan bears interest at London InterBank Offered Rate (LIBOR) plus 6.00% per annum with a 9.00% floor (9.00% at December 31, 2011 and December 31, 2010), and matures on October 23, 2011. Gross notes receivable collateralizing this loan totaled $250,820 and $236,388 at December 31, 2011 and December 31, 2010, respectively.	*	$220,531	$215,762
The Revolver Loan bears interest at prime rate plus 1.00% per annum (4.25% at December 31, 2011 and December 31, 2010), and matures on July 31, 2015. Gross notes receivable collateralizing this loan totaled $24,566 and $26,990 at December 31, 2011 and December 31, 2010, respectively.		12,406	16,316
The AD&C Loan bears interest at LIBOR plus 6.00% per annum with a floor of 9.00% (9.00% at December 31, 2011 and December 31, 2010) and matures on October 23, 2011.	*	45,226	45,226
Hawaii Acquisition Loan bears interest at prime plus 3.00% per annum (7.38% at December 31, 2011 and December 31, 2010), and matures on January 1, 2012.	*	735	795
The Furniture and Equipment Loan bears interest at 8.25% per annum (8.25% at December 31, 2011 and December 31, 2010), and matures on December 31, 2012.	*	2,778	5,111
The Corporate Building Loan I bears interest at 7.25% per annum (7.25% at December 31, 2011 and December 31, 2010), and matures on March 24, 2012.	*	277	618
The Corporate Building Loan II bears interest at 7.14% per annum (7.14% at December 31, 2011 and December 31, 2010), and matures on September 26, 2017.	*	3,897	3,955
Other notes payable	#	316	602
Total		286,166	288,385
Less liabilities subject to compromise (Note 4)		273,718	—
		$12,448	$288,385

* Represents a liability subject to compromise at December 31, 2011
# Certain notes included in this balance represent liabilities subject to compromise at December 31, 2011

As discussed in Note 1, for the years ended December 31, 2011 and 2010, the Company was in default on substantially all of its debt. The majority of the Company's outstanding debt has been reclassified to liabilities subject to compromise. The Company recorded interest expense related to notes payable of $20,413 and $24,944 for years ended December 31, 2011 and 2010, respectively. Amortization of $1,432 and $1,240 of debt issuance costs were included in interest expense for the years ended December 31, 2011 and 2010, respectively.

12. Notes Payable to Stockholder

On April 6, 2006, the Company entered into a $12,193 unsecured loan agreement with one of the Company's stockholders (the

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“Stockholder Note Payable”). The Stockholder Note Payable plus an $11,262 cash down payment was paid to the stockholder to purchase 100% of his outstanding shares. The note bears interest at 5%, was payable in 54 installment of $253, and was covered by a personal guaranty from a surviving stockholder. A total of 32 installments were paid through December 2008 and then were stopped because of cash flow issues. Because of the personal guaranty, in February 2009 the surviving stockholder negotiated the purchase of the Stockholder Note Payable from the selling stockholder for $4,000. The Company recorded interest expense related to this note of $477 and $730 for the years ended December 31, 2011 and 2010, respectively. At December 31, 2011, $1,986 in accrued interest has been included in liabilities subject to compromise. At December 31, 2010, $1,510 in accrued interest has been included in accrued liabilities.

On January 14, 2009, the Company entered into a $676 unsecured loan agreement with a stockholder in exchange for operating cash. The Stockholder Note Payable bears interest at 4.75% and matured on April 1, 2011. The Company recorded interest expense related to this note of $69 and $32 for the years ended December 31, 2011 and 2010, respectively. At December 31, 2011, $132 in accrued interest has been included in liabilities subject to compromise. At December 31, 2010, $63 in accrued interest has been included in accrued liabilities.

On March 4, 2010, the Company entered into a $147 unsecured loan agreement with a stockholder in exchange for operating cash. The Stockholder Note Payable bears interest at 4.75% and matured on April 1, 2011. The Company recorded interest expense related to this note of $15 and $6 for the years ended December 31, 2011 and 2010, respectively. At December 31, 2011, $21 in accrued interest has been included in liabilities subject to compromise. At December 31, 2010, $6 in accrued interest has been included in accrued liabilities.

The Forbearance Agreement effective on March 18, 2009, required subordination of all stockholder notes payable to all secured debt and precluding any subsequent payments.

13. Capital Lease Obligations

PMR has entered into capital lease obligations for equipment which have terms from 24 to 60 months. These capital lease obligations include bargain purchase options. The property and equipment capitalized under these lease agreements totaled $212 and $303 with accumulated depreciation of $212 and $204 as of December 31, 2011 and 2010, respectively. Amortization expense related to the capital leases was $9 and $28 for the years ended December 31, 2011 and 2010, respectively. In 2011, capital lease obligations of $55 were reclassified to liabilities subject to compromise. If the minimum lease payments are made on these leases, the remaining balance of $54 will be paid in 2012.

14. Income Taxes

The provision (benefit) for income taxes consists of the following:

	Years ended December 31,
	2011	2010
Federal:
Current	$—	$—
Deferred	—	61
	—	61
State:
Current	1	(26)
Deferred	—	(719)
	1	(745)
	$1	$(684)

Deferred income taxes represent the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. There were no foreign taxes current or deferred as of and for the years ended December 31, 2011 and 2010. The principal components of deferred tax assets and liabilities relating to the Company's activities in the various tax jurisdictions at December 31, 2011 and 2010 are as follows:

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	December 31,
	2011	2010
Deferred tax assets:
Unsold vacation ownership interests	$5,598	$4,277
Allowance for uncollectible customer notes receivable	63,141	56,956
Net operating loss carryforward	1,766	1,823
Impairment loss on assets held for development	5,539	5,539
Impairment loss on construction in progress	32,543	31,422
Reserve for collectable fees	1,568	1,448
Accrued loss reserve	308	309
Accrued compensation	121	115
Other	916	736
Total gross deferred tax assets	111,500	102,625
Valuation allowance	(2,672)	(265)
Deferred tax liabilities:
Deferred revenue	108,552	102,270
Deferred state taxes	276	90
Total deferred tax liabilities	108,828	102,360
Net deferred tax liabilities	$—	$—

The activity in valuation allowance is as follows:

Balance at January 1, 2010	$—
Additions - increases	265
Balance at December 31, 2011	265
Additions - increases	2,407
Balance at December 31, 2011	$2,672

ASC 740, “Income Taxes” requires that the tax benefit of net operating losses, temporary differences and credit carry forwards be recorded as an asset to the extent that management assesses that realization is “more likely than not.” Realization of the future tax benefits is dependent on the Company's ability to generate sufficient taxable income within the carry forward period. Because of the Company's history of operating losses, management believes that recognition of the deferred tax assets arising from the above-mentioned future tax benefits is currently not likely to be realized and, accordingly, has provided a valuation allowance. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

ASC 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The evaluation of a tax position in accordance with ASC 740 is a two-step process. The first step is recognition: the Company determines whether it is “more-likely-than-not” that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. In evaluating whether a tax position has met the “more-likely-than-not” recognition threshold, the Company presumes that the position will be examined by the appropriate taxing authority that would have full knowledge of all relevant information. The second step is measurement: a tax position that meets the “more-likely-than-not” recognition threshold is measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured at the largest amount of benefit that is greater than 50 percent likely to be realized upon ultimate settlement. The adoption of ASC 740 did not result in material impact on the Company's financial condition or results of operations.

The Company does not currently anticipate that any significant increase or decrease to unrecognized tax benefits will be recorded during the next twelve months.

The Company's continuing practice is to recognize potential interest and/or penalties related to income tax matters in income tax

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provision. As of December 31, 2011 and 2010, the Company has no amount accrued for the payment of interest and penalties in the accompanying consolidated balance sheets.

15. Employee Benefit Plan

The Company maintains a 401(k) defined contribution plan offered to all employees who are eligible as defined in the plan. Under the terms of the plan, the employer contributes an amount equal to 25% of an individual employee's contribution up to a maximum contribution of 4% of the employee's gross compensation. The Company's matching contributions to the plan are charged to expense at the time of the employee contribution. The total Company matching contributions were $71 and $74 for the years ended December 31, 2011 and 2010, respectively.

16. Commitments and Contingencies

Litigation

The Company is, from time to time, party to certain litigation that relates to matters arising in the ordinary course of business. Management believes that the outcome of such litigation will not have a material adverse effect on the consolidated financial position or results of operations of the Company.

Leases

PMR has entered into several operating leases including office, equipment, marketing booth, and billboard leases which have varying terms generally ranging from 1 to 10 years. Certain of these operating leases include renewal options, fair market value purchase options, and escalation clauses based on contractual rate increases.

Future minimum lease payments as of December 31, 2011, under operating leases with initial or remaining noncancelable lease terms in excess of one year are as follows:

Years ending December 31,
2012	$1,547
2013	586
2014	188
2015	36
$2,357

Total rent expense for the years ended December 31, 2011 and 2010 was $4,795 and $4,990, respectively.

Construction Commitments

The Company has several buildings which as of December 31, 2011, have not been completed. The Company does not have any contracts or commitments related to the completion of the buildings. In addition, the Company is unable to estimate the costs to complete the buildings.

The Company has one building that is still under construction that has been dedicated. As a condition to the dedication, the Company is required to provide completion bonds or set-aside letters to guarantee the completion of the resort. The Company's ability to obtain completion bonds or set-aside letters primarily depends upon capitalization, working capital, past performance, management expertise, and certain external factors. The Company's inability to obtain completion bonds or set-aside letters in the future would significantly impact their ability to generate future VOI Points for sale through the dedication process, which could have a material adverse effect on the Company.

Transfer Pricing

In accordance with Mexican Income Tax Law, companies carrying out transactions with related parties are subject to certain requirements as to the determination of prices, since such prices must be similar to those that would be used in arm's-length

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transactions. Should the tax authorities examine the transactions and reject the related-party prices, they could assess additional taxes plus the related inflation adjustment and interest, in addition to penalties of up to 100% of the omitted taxes.

Employment Contracts and Employee Severance

The Company has entered into an employee contract with a PMR executive. The contract requires that the Company pay the executive a severance payment of $300 based upon the occurrence of certain events. The transactions with DPM and RFA (Note 18) triggered the payment of the $300. The Company made this payment on May 21, 2012. The Company is also responsible for other severance payments to certain employees. The total amount of these payments is $161. These payments are expected to be paid during 2012.

Mexican Statutory Severance

Statutory labor laws and regulations cover Company employees hired to support sales and report operations at the Company's Cabo Azul resort. These laws require the Company to pay a mandatory severance if, or when, employees are terminated without legal justification. While the Company did not have plans to terminate employees supporting these operations as of December 31, 2011, the decision to do so could lead to the Company incurring a material severance liability. Accordingly, such obligation is contingent in nature and has not been accrued in the accompanying consolidated balance sheet.

17. Transactions with Related Parties
Amounts due from related parties, net and due to related parties consist primarily of transactions with VPOAs and with the Company for companies that are owned by one or more of the Company's stockholders (“Related Companies”).  Amounts due from VPOAs include fees charged to the VPOAs for annual assessment billing and collection services, management fees paid by the VPOA to the Company, and the rental of assets and office space to the VPOAs.  Amounts due to the VPOAs primarily include the payment of annual maintenance and assessment fees on unsold vacation ownership interest intervals to the VPOAs. In addition, the VPOAs may obtain vacation ownership interest inventory through foreclosure and repossession due to an owner's unpaid assessments.  The Company has the right but not the obligation to purchase the vacation ownership interest from the VPOA. In addition, the Company rents sales and marketing office space from certain VPOAs.  Transactions with Related Companies are primarily the allocation of a portion of the Company's general and administrative expenses for shared services or assets.

The total due from related parties is as follows:

	December 31,
	2011	2010
Due from VPOAs	$1,790	$2,118
Due from Related Companies	3,230	3,144
	5,020	5,262
Allowance for uncollectible fees	(3,660)	(3,380)
	$1,360	$1,882

Total amounts due to related parties that are included in accounts payable and accrued expenses are as follows:

	December 31,
	2011	2010
Due to VPOAs	$104	$61
Due to Related Companies	—	1,071
	$104	$1,132

18. Subsequent Events

Sale of the Corporate Building - On June 29, 2012, the Company received a letter of intent for the purchase of the corporate building and improvements in Laguna Beach, California for $2,850.

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DPM Purchase Agreement - On May 21, 2012, the Bankruptcy Court approved the sale of certain Debtor assets to DPM. In accordance with the approved asset purchase agreement, DPM acquired all unsold vacation interest inventory, all construction in progress, Kona land and improvements, certain cash in escrow and restricted cash accounts related to customer down payments, certain physical assets including machinery, equipment, computers, software, owned vehicles, furniture and fixtures, in-house customer notes receivable, and certain prepaid expenses. In addition, DPM agreed to assume certain liabilities including customer down payment liabilities, some maintenance fees owed to VPOAs, and certain related party payables. The total purchase price was $49,250. Part of the proceeds from this transaction were used to pay the AD&C Loan and the Hawaii Acquisition Loan

RFA Purchase Agreement - On May 21, 2012, the Bankruptcy Court approved the sale of certain Debtor assets to RFA through a credit bid transaction. Under the terms of the RFA Purchase Agreement, RFA acquired the pool of customer notes receivable that were collateral for the Receivables Loan (Note 11) which had a balance at May 21, 2012 of 236,657 and $2,000 of cash through a credit bid of $130,000.

Plan of Reorganization - On July 30, 2012, the Debtors filed their plan of reorganization with the Bankruptcy Court (the “Plan”). The Plan objectives include: the transition of assets and the completion of the DPM and RFA transactions; the merger and consolidation of PMR with certain non-Mexican entities; the merger and consolidation of the Mexican entities while providing full payment of all claims against the Mexican entities; and the transfer of remaining PMR assets into a trust that would liquidate the assets and distribute the proceeds among the remaining creditors.

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Pacific Monarch Resorts, Inc.
(Debtor-in-Possession)

Consolidated Financial Statements

For the Quarters Ended March 31, 2012 and 2011

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Pacific Monarch Resorts, Inc.
(Debtor-in-Possession)

Consolidated Financial Statements
For the Quarters Ended March 31, 2012 and 2011

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Consolidated Financial Statements (Debtor-in-Possession) (Unaudited)

Consolidated Balance Sheets                                        37

Consolidated Statements of Operations                                    38

Consolidated Statements of Cash Flows                                    39-40

Notes to Consolidated Financial Statements                                41-56

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Consolidated Financial Statements

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PACIFIC MONARCH RESORTS, INC.
(Debtor-in-Possession)
CONSOLIDATED BALANCE SHEETS
March 31, 2012 and December 31, 2011
(In thousands, except per share data)

	March 31, 2012	December 31, 2011
	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$6,396	$6,967
Cash in escrow and restricted cash	3,237	3,772
Customer notes receivable, net of allowance of $138,675 and $147,388, respectively	121,808	122,178
Accrued interest receivable	1,965	2,140
Unsold vacation interest inventory	58,584	59,885
Due from related parties, net	2,531	1,360
Property and equipment, net	5,201	5,847
Undeveloped land	4,015	4,015
Prepaid expenses and other assets, net	3,501	3,293
Total Assets	$207,238	$209,457
LIABILITIES AND STOCKHOLDERS' DEFICIT
Liabilities not subject to compromise:
Accounts payable	$3,068	$3,542
Accrued liabilities	10,334	7,576
Accrued loss reserves	712	718
Due to related parties	87	104
Deferred revenues	2,162	3,729
Notes payable	11,566	12,448
Liabilities subject to compromise	283,031	287,907
Total Liabilities	310,960	316,024
Commitments, Contingencies and Subsequent Events
Common stock, $1 par value, authorized 200,000 shares; 15,261 shares issued and outstanding, respectively	15	15
Receivable due from stockholder	(2,476)	(2,450)
Accumulated deficit	(101,261)	(104,132)
Total Stockholders' Deficit	(103,722)	(106,567)
Total Liabilities and Stockholders' Deficit	$207,238	$209,457

See accompanying notes to consolidated financial statements

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PACIFIC MONARCH RESORTS, INC
(Debtor-in-Possession)
CONSOLIDATED STATEMENT OF OPERATIONS
For the three months ended March 31, 2012 and 2011
(In thousands)

	Three months ended March 31,
	2012	2011
	(Unaudited)	(Unaudited)
Revenues:
Vacation ownership interest sales	$13,532	$12,527
Provision for uncollectible vacation ownership interest sales	(3,562)	(3,947)
Net vacation ownership interest sales	9,970	8,580
Resort revenues	1,791	1,588
Management and member services	2,900	4,620
Interest income	6,801	6,973
Other income	1,107	1,496
Total revenues	22,569	23,257
Costs and expenses:
Vacation interest cost of sales	1,363	1,236
Advertising, sales, and marketing costs	8,810	8,555
Resort expenses	1,628	2,229
Vacation interest carrying costs, net	—	67
Financial services	1,190	1,253
General and administrative	1,978	3,467
Interest expense	356	6,567
Depreciation and amortization	817	924
Reorganization items	2,252	—
Total costs and expenses	18,394	24,298
Net Income (loss) before income taxes	4,175	(1,041)
Income taxes expense	1,304	19
Net Income (loss)	$2,871	$(1,060)

See accompanying notes to consolidated financial statements

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PACIFIC MONARCH RESORTS, INC
(Debtor-in-Possession)
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended March 31, 2012 and 2011
(In thousands)

	March 31, 2012	March 31, 2011
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$2,871	$(1,060)
Adjustments to reconcile net income (loss) to net cash and cash equivalents provided by operating activities:
Provision for uncollectible vacation ownership interest sales	3,562	3,947
Depreciation and amortization	816	924
Interest income on due from stockholder	(26)	(8)
Changes in operating assets and liabilities:
Customer notes receivable	(3,191)	(2,247)
Accrued interest receivable	175	164
Unsold vacation interest inventory, net	1,130	1,543
Due from related parties, net	(1,171)	786
Prepaid expenses and other assets, net	(208)	(175)
Accounts payable	(474)	(442)
Accrued liabilities	2,758	(200)
Due to related parties	(17)	12
Accrued loss reserves	(6)	—
Deferred revenues	(1,567)	(1,639)
Net cash and cash equivalents provided by operating activities	4,652	1,605
Cash flows from financing activities:
Cash in escrow and restricted cash	535	371
Payments on liabilities subject to compromise	(4,876)	—
Proceeds from notes payable	—	14,815
Repayment of notes payable	(882)	(16,171)
Payments on capital lease obligations	—	(51)
Net cash and cash equivalents used in financing activities	(5,223)	(1,036)
Net (decrease) increase in cash and cash equivalents	(571)	569
Cash and cash equivalents at beginning of year	6,967	5,113
Cash and cash equivalents at end of year	$6,396	$5,682

PACIFIC MONARCH RESORTS, INC
(Debtor in Possession)
CONSOLIDATED STATEMENTS OF CASH FLOWS —Continued
For the three months ended March 31, 2012 1nd 2011

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(In thousands)

	March 31, 2012	March 31, 2011
	(Unaudited)	(Unaudited)
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash and cash equivalents paid for interest	$121	$6,152

SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND FINANCING ACTIVITIES:
Depreciation capitalized to unsold vacation interest inventory	$171	$165

See accompanying notes to consolidated financial statements

1.	Nature of the Business

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Pacific Monarch Resorts, Inc. (“PMR” or the “Company”) is a California company organized on December 27, 1987, headquartered in Laguna Hills, California. PMR's mission is to develop and market timeshare resort properties. The Company and its wholly owned subsidiaries (the “Company”), generate revenues from the sale and financing of vacation ownership interest (“VOI Points”) in a multilocation time share offering known as Monarch Grand Vacations (“MGV”). MGV is operated by Monarch Grand Vacations Owners Association (“MGVOA”), an affiliated nonprofit mutual benefit corporation. VOI Points entitle the owner to use of a fully furnished vacation resort unit at an MGV resort based on the number of VOI Points purchased. VOI Points are created through the transfer to MGVOA of resort units developed or purchased by the Company. In exchange, MGVOA has provided the Company with the exclusive right to market and sell VOI Points. MGVOA is a separate entity which owns the transferred properties for the benefit of time share owners. The Company has established several subsidiary Mexican corporations to acquire, develop and operate a resort property in San Jose del Cabo, Mexico.

The Company sells VOI Points to individuals principally in the United States of America. The Company typically finances sales to new owners after requiring a minimum 10% down payment. The Company also has a program that allows owners of its “deeded interest” resorts to trade in their deeded interests for MGV Points for a conversion fee. All note receivable balances are secured by the VOI Points sold.

The resort properties include a total of nine resort properties: five located in Southern California; one located in Lake Tahoe, California; one located in Las Vegas, Nevada; one located in Brian Head, Utah; and one located in San Jose del Cabo, Mexico.

On October 23, 2011 (the “Petition Date”), PMR and a number of its wholly-owned subsidiaries (the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Central District of California (the “Bankruptcy Court”). The filings included all wholly-owned subsidiaries except PMR Corporation I, Inc., and PMR Insurance Company, Inc. It also excluded Constructora Cabo Azul, S. de R.L. de C.V. because it was inactive. The Debtor's Chapter 11 filings were due to prevailing economic conditions and unanticipated reductions in credit facilities caused by instability in the credit markets, and the Company was in default on substantially all of its debt.

On May 21, 2012, the Bankruptcy Court approved the sale of certain Debtor assets to DPM Acquisition, LLC (“DPM”). In accordance with the approved asset purchase agreement (the “DPM Purchase Agreement”), DPM acquired all unsold vacation interest inventory, all construction in progress, Kona land and improvements, certain cash in escrow and restricted cash accounts related to customer down payments, certain physical assets including machinery, equipment, computers, software, owned vehicles, furniture and fixtures, in-house customer notes receivable, and certain prepaid expenses. In addition, DPM agreed to assume certain liabilities including customer down payment liabilities, the AD&C Loan (Note 10), some maintenance fees owed to vacation plan ownership associations, and certain related party payables.

On May 21, 2012, the Bankruptcy Court approved the sale of certain Debtor assets to Resort Funding America, LLC (“RFA”). In accordance with the approved asset purchase agreements (the “RFA Purchase Agreement”), RFA acquired certain customer notes receivable that were collateral for the Receivables Loan (Note 10) and certain cash balances.
On July 30, 2012, the Debtors filed their plan of reorganization with the Bankruptcy Court (the “Plan”). The Plan objectives include: the transition of assets and the completion of the DPM and RFA transactions; the merger and consolidation of PMR with certain non-Mexican entities; the merger and consolidation of the Mexican entities while providing full payment of all claims against the Mexican entities; and the transfer of remaining PMR assets into a trust that would liquidate the assets and distribute the proceeds among the remaining creditors.

The Company incurred $2,252 of professional, trustee and other fees in connection with its Chapter 11 filing as of March 31, 2012. At March 31, 2012 and December 31, 2011, the Company accrued for $494 and $1,707, respectively, in unpaid professional fees in accrued liabilities.

2.	Summary of Significant Accounting Policies

Principles of Consolidation
The consolidated financial statements include the activities of PMR and the following wholly-owned subsidiaries or controlled entities - Vacation Marketing Group, Inc., Vacation Interval Realty, Inc., MGV Cabo, LLC, Pacific Monarch Resorts Corporation I, Inc. (“PMR Corp I”), PMR Resorts 2007-A LLC, PMR Insurance Company, Inc. (“PMRIC”), PMR Cabo LLC, Constructora Cabo Azul, S. de R.L. de C.V. (“CCA”), Operadora MGVM, S. de R.L. de C.V. (“Operadora”), MGVM Reclutadora de Empleados, S. C., DCAONE, LLC, and Desarrollo Cabo Azul, S. de R.L. de C.V. (“DCA”) (collectively referred to as “PMR” or the “Company”). All intercompany balances and transactions have been eliminated.

Interim Basis of Presentation

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The accompanying consolidated financial statements of the Company are unaudited, but in the opinion of management, include all adjustments, which are of a normal recurring nature, necessary to a fair statement of the results for the interim periods presented.  These statements should be read in conjunction with our audited consolidated financial statements and notes thereto for the year ended December 31, 2011. The operating results and cash flows for the three-month periods are not necessarily indicative of the results that will be achieved for the full fiscal year or for future periods.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Liquidity

The Company has suffered recurring losses from operations, has defaulted on substantially all of its debt, and is currently in bankruptcy at March 31, 2012. The Company's need for additional capital, and the uncertainties surrounding its ability to raise such funding, raise substantial doubt about its ability to continue as a going concern. Accordingly, the consolidated financial statements have been prepared assuming that the Company will continue to operate as a going concern, which contemplates that the Company will realize its assets and satisfy its liabilities and commitments in the ordinary course of business. The financial statements do not include adjustments relating to the recoverability of recorded asset amounts or the amounts or classification of liabilities that might be necessary should the Company be unable to continue as a going concern, except related to the classification of liabilities subject to compromise (Note 3).

Foreign Currency

The US dollar is the functional currency for all of the Company's operations. The Company's foreign operations hold the US dollar as the functional currency. The Company recognized foreign currency gains (losses) of $195 for the three months ended March 31, 2012 and 2011, respectively. These gains (losses) were recorded in vacation ownership interest sales in the consolidated financial statements.

Cash and Cash Equivalents and Cash in Escrow and Restricted Cash

Cash and cash equivalents consist of all highly liquid investments purchased with an original maturity of three months or less. Cash and cash equivalents include cash and money market funds.

Cash in escrow and restricted cash consists of: (1) escrow deposits received on sales of vacation ownership interests that are held in escrow, until the applicable statutory rescission period has expired and the funds have been released from escrow, (2) cash accounts required to fund our captive insurance company (under Note 2, Self Insurance), and (3) lender-controlled deposits (Note 4).

Customer Notes Receivable and Allowance for Collectible Customer Notes Receivable

The Company accounts for customer notes receivable under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 978, “Real Estate - Time Sharing Activities” Customer notes receivable are recorded net of the related allowance for collectible customer notes receivable. The Company records a provision for collectible vacation ownership interest sales as a reduction to vacation ownership interest sales revenue. This provision is calculated as projected gross losses for customer notes receivable, taking into account estimated Vacation Interest recoveries. If actual collectible losses on customer notes receivable differ materially from these estimates, the Company's future results of operations may be adversely impacted.

The Company provides for estimated future losses to be incurred related to uncollectible customer notes receivable. Management evaluates allowance requirements by examining current delinquencies, historical loan losses developed through a static pool analysis, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), current economic conditions, the value of the underlying collateral, and other relevant factors.

The Company has historically charged off customer notes receivable upon the earliest of (i) the initiation of cancellation or foreclosure proceedings; or (ii) the customer's account becoming over 120 days delinquent. As a requirement of Forbearance Agreement (Note 10), the Company has agreed not to charge off any accounts without lender consent. Customer notes receivable that meet the qualifications to be charged off that have not been charged off are $85,206 and $90,429 at March 31, 2012 and

December 31, 2011, respectively. All collection and foreclosure costs are expensed as incurred.

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Unsold Vacation Interests Inventory

Unsold vacation interests inventory represents the cost of unsold ownership interests in MGVOA (“VOI Points”), timeshare resorts that are under construction, and other timeshare inventory that have been completed but are not legally registered to be sold as timeshare. As the Company completes the construction of resort properties, ownership is transferred by the Company to MGVOA in return for the exclusive right to sell ownership interest in MGVOA. The Company determines the available VOI Points basis for each resort using a formula based upon the number of user days available as well as the relative value of each property. The cost of the VOI Points includes land, the completed timeshare units, any allocable amenity costs, and the cost of any allocable infrastructure. VOI Points are carried at the lower of cost or net realizable value. Rental activity and operations for other timeshare inventory are accounted for as rental operations in accordance with the guidance in ASC 978.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the assets' estimated useful lives or lease term, if shorter. Depreciation and amortization is calculated using the straight line method over the estimated useful lives as follows:

Buildings	30 - 39.5	years
Building Improvements	5	years
Leasehold improvements	5	years
Equipment, furniture and fixtures	5	years
Computer hardware and software	3	years

Impairment of Long-Lived Assets

In accordance with ASC 360, “Property, Plant & Equipment” (“ASC 360”), the Company reviews the carrying value of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The carrying amount of a long-lived asset is considered impaired when anticipated undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. As of March 31, 2012, the Company has not identified any impairments of its long-lived assets.

Undeveloped Land

Undeveloped land consists of the land and improvements in Kona, Hawaii. These assets are recorded at estimated fair value. As of March 31, 2012 and December 31, 2011, undeveloped land was $4,015.

Deferred Revenues

Deferred revenue primarily consists of deferred revenue related to payments received on timeshare samplers and vacation packages. PMR enters into sampler agreements whereby the prospective owner pays a minimum down payment and small monthly payments for the right to use a unit week within a stated time period (generally 18 to 24 months). Utilization of the unit week is dependent upon the sampler meeting specified payment criteria. Amounts collected under these sampler agreements are recorded as deferred revenue until the earlier of the use date, the expiration of the stated period, or the customer default date. PMR sells vacation packages for which a deposit is collected in advance of travel. These deposits are recorded as deferred revenue until the earlier of the travel date or the expiration date (generally 3 to 18 months) as stated on the certificate.

Receivable Due from Stockholder

On April 6, 2006, the Company loaned $2,165 to one of its stockholders, who used the funds to personally purchase the outstanding shares in four other entities. The loan is secured by a note receivable that was due on April 1, 2011, and bears interest at 4.75%. In April 2011, the Company and the stockholder agreed that payments on the receivable due from stockholder would discontinue and that interest would continue to accrue based upon the stated interest rate. The balance of the receivable and accrued interest due from stockholder was $2,475 and $2,450 at March 31, 2012 and December 31, 2011, respectively, and has been included as a contra-equity balance to stockholders' deficit.

Revenue Recognition - Vacation Ownership Interest Sales

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With respect to the Company's recognition of revenue from VOI Point sales, the Company follows the guidelines included in ASC 978. Under ASC 978, vacation ownership interest sales revenue is divided into separate components that include the revenue earned on the sale of the VOI Points and the revenue earned on the sales incentive given to the customer as motivation to purchase the VOI Points. In order to recognize revenue on the sale of VOI Points, ASC 978 requires a demonstration of a buyer's commitment (generally a minimum cash payment of 10% of the purchase price plus the value of any sales incentives provided). A buyer's down payment and subsequent mortgage payments are adequate to demonstrate a commitment to pay for the VOI Points once 10% of the purchase price plus the value of the incentives provided to consummate a VOI Points transaction has been covered. The Company recognizes sales of VOI Points on an accrual basis after (i) a binding sales contract has been executed; (ii) the buyer has adequately demonstrated a commitment to pay for the VOI Points; (iii) the rescission period required under applicable law has expired; (iv) collectibility of the receivable representing the remainder of the sales price is reasonably assured; and (v) the Company has completed substantially all of its obligations with respect to any development related to the real estate sold (i.e., construction has been substantially completed and certain minimum project sales levels have been met). If the buyer's commitment has not met ASC 978 guidelines, the VOI Point sales revenue and related vacation ownership interest cost of sales are deferred and recognized under the installment method until the buyer's commitment is satisfied, at which time the full amount of the sale is recognized. The net deferred revenue is included in customer notes receivable on the Company's consolidated balance sheets. Under ASC 978, the provision for uncollectible vacation ownership interest sales revenue is recorded as a reduction of vacation ownership interest sales revenue.

Revenue from the sales incentive given to the customer as motivation to purchase the VOI Points is recorded upon recognition of the related vacation ownership interest sales revenue in other income.

Resort Revenues and Expenses

Resort revenues and expenses consist of the revenues and expenses derived from operating the Cabo Azul Resort in San Jose del Cabo, Mexico. The operations include food and beverage operations, providing cable, and telephone services, and retail and gift shop operations. Resort revenues are generally recognized at the completion of the services performed. Costs are expensed as incurred.

Management and Member Services Revenues

Management and member services revenue includes resort management fees charged to VPOAs and other fees charged to VPOAs for services performed. Management fee revenues are recognized in accordance with the terms of the Company's management contracts. Revenues related to management fees are recorded as the management services are provided. Other management and member services revenues are generally recognized at the completion of the services performed.

Interest Income

Interest income is comprised of the following:

	Three months ended March 31,
	2012	2011
Customer notes receivable interest	6,772	6,943
Other interest	29	30
Total interest income	6,801	6,973

The Company's interest revenue consists primarily of interest earned on customer notes receivable. Interest earned on customer notes is accrued based on the contractual provisions of the loan documents which approximates the effective interest rate method. Interest accruals on customer notes are suspended at the earliest of (i) a first payment default; (ii) the initiation of cancellation or foreclosure proceedings; or (iii) the customer's account becoming over 90 days delinquent. If payments are received while a consumer loan is considered delinquent, interest is recognized on a cash basis. The Company had $87,383 and $94,257 of customer notes receivable that were more than 90 days delinquent at March 31, 2012 and December 31, 2011, respectively.

Other Income

Other income consists of revenue from certain sales incentives given to customers as motivation to purchase VOI Points which is recorded upon recognition of the related vacation ownership interest sales revenue, rental revenue received from the VPOA for

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the rental office space and furniture which is recognized ratably over the rental period, and late/impound fees assessed on delinquent costumer notes receivable which is recognized as collected, as follows:

	Three months ended March 31,
	2012	2011
Incentive	368	334
VPOA rental revenue	668	668
Customer late fees and other	64	175
Other	7	319
	1,107	1,496

Vacation Ownership Interest Cost of Sales

The Company records vacation interest cost of sales using the relative sales value method in accordance with ASC 978, which requires the Company to make significant estimates. At the time the Company records related vacation ownership interest sales revenue, the Company records vacation interest cost of sales. In determining the appropriate amount of costs using the relative sales value method, the Company relies on complex, multi-year financial models that incorporate a variety of inputs, most of which are management estimates. These amounts include, but are not limited to, estimated costs to build or acquire any additional vacation interests, estimated total revenues expected to be earned on a project, including estimated sales price per point and estimated number of points sold, related estimated provision for uncollectible vacation ownership interest sales revenue and sales incentives, and estimated projected future cost and volume of recoveries of vacation ownership interests. Any changes in the estimates the Company uses to determine the vacation ownership interest cost of sales are recorded in the current period.

Advertising, Sales and Marketing Costs

All advertising, sales, and marketing costs are expensed as incurred. Advertising expense recognized was $6 and $130 for the three months ended March 31, 2012 and 2011, respectively.

Financial Services Expenses

Financial services expenses include payroll and administrative costs of the finance operations as well as loan servicing fees paid to third parties. These costs are expensed as incurred.

Vacation Interest Carrying Cost, Net
The Company is responsible for paying VPOA annual maintenance fees, assessments, and reserves on the Company's unsold vacation interests. To offset the Company's vacation interest carrying cost, the Company rents unsold vacation interests controlled by the Company to third parties on a short-term basis. The Company also generates revenue on sales of one-week rentals and mini-vacations, which allow prospective owners to sample a resort property. This revenue and the associated expenses are deferred until the vacation is used by the customer or the expiration date, whichever is earlier. Revenue from the rental of unsold VOI Points, one-week rentals and mini-vacations is recognized as a reduction to vacation interest carrying cost in accordance with ASC 978.

Fair Market Value Measurement

ASC 820, “Fair Value Measurements and Disclosures”, establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The guidance describes three levels of inputs that may be used to measure fair value:

Level 1 - Valuation based on quoted market prices in active markets for identical assets or liabilities.

Level 2 - Valuation based on quoted market prices for similar assets and liabilities in active markets.

Level 3 - Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management's best estimate of what market participants would use as fair value.

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At March 31, 2012 and December 31, 2011, customer notes receivable had a balance of $121,808 and $122,178, respectively, net of allowance. The allowance for collectible customer notes receivable is derived using a static pool analysis to develop historical default percentage to apply to the customer notes receivable population. The Company evaluates other factors such as economic conditions, industry trends, default rates and past due aging reports. The Company was unable to determine the fair value of customer notes receivable as there is little market data available.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of each fiscal year end. The carrying amount reported in the consolidated balance sheets for cash and cash equivalents, cash in escrow and restricted cash, and accounts payable and accrued liabilities approximates fair market value due to the immediate or short-term maturity of these financial instruments. The carrying amount of notes payable approximates fair value because the interest rates on notes payable approximate current interest rates on debt with similar terms and remaining maturities.

Income Taxes

The Company recognizes deferred tax assets and liabilities using the asset and liability method, under which deferred tax assets and liabilities are calculated based upon the temporary differences between the consolidated financial statement and income tax bases of assets and liabilities using currently enacted tax rates. These differences are based upon estimated differences between the book and tax basis of the assets and liabilities for the Company as of March 31, 2012 and December 31, 2011. Effective July 1, 2010, the Company converted from an S-Corp to a C-Corp. The Company's income tax expense for the quarter ended March 31, 2012 is based on the actual results for such interim period. Due to the Company's status in bankruptcy, sale of certain assets and assumption of certain liabilities in connection with the sale to DPM, and the sale of debtor assets to RFA, such issues make it difficult for the Company to reasonably estimate its annual tax results for fiscal 2012 as the tax consequences of such transactions could be material.

The Company's deferred tax assets are recorded net of a valuation allowance when, based on the weight of available evidence, it is more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods. Decreases to the valuation allowance are recorded as reductions to the Company's provision for income taxes and increases to the valuation allowance result in additional provision for income taxes. The realization of the Company's deferred tax assets, net of the valuation allowance, is primarily dependent on estimated future taxable income. A change in the Company's estimate of future taxable income may require an addition to or reduction from the valuation allowance.

For tax positions the Company has taken or expects to take in a tax return, the Company applies a more likely than not threshold, under which the Company must conclude a tax position is more likely than not to be sustained, assuming that the position will be examined by the appropriate taxing authority that has full knowledge of all relevant information, in order to recognize or continue to recognize the benefit. In determining the Company's provision for income taxes, the Company uses judgment, reflecting its estimates and assumptions, in applying the more likely than not threshold.

Self Insurance

In 2005, the Company formed PMR Insurance Company, Inc. (“PMRIC”), a pure captive insurance company, for the purpose of self-insuring for product and completed operations liability arising from the construction of Cancun Resort Phase V in Las Vegas, Nevada. Losses are provided for based on past experience and using assumptions for losses incurred but not reported. The method for determining such estimates is continually reviewed and updated. Any adjustments are reflected in current operations. As of March 31, 2012 and December 31, 2011, the Company recorded an accrued liability for self insurance of $712 and $718, respectively, representing an estimate of losses incurred, but not reported. PMRIC maintains cash balances to fund the estimated losses. The cash balances of $715 at March 31, 2012 and $722 at December 31, 2011 are recorded in cash in escrow and restricted cash. There were no reported losses as of March 31, 2012. Management believes that the accrual is adequate to cover the losses incurred to date, however, this accrual is based on estimates and the ultimate liability may be more or less than the amount provided.

Concentrations of Risk

Credit Risk - The Company offers financing to the buyers of VOIs. The customer notes received by the Company bear interest at a fixed rate, are payable over a 1- to 12-year period, and are secured by an interest on the VOI owned by the customer. Any adverse change in economic conditions or significant price increases or adverse events related to the travel and tourism industry could have a material adverse effect on the Company's business. Such conditions may also adversely affect the future availability and cost of financing for the Company or its customers and result in a material adverse effect on the Company's business. In addition, changes in general economic conditions may adversely affect the Company's ability to collect on its outstanding customer notes

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receivable.

Interest Rate Risk - The Company has historically derived net interest income from its financing activities because the interest rates it charges its customers who finance the purchase of their VOIs exceed the interest rates the Company pays to its lenders. Because the Company's indebtedness bears interest at variable rates and the Company's customer notes receivable bear interest at fixed rates, increases in interest rates will erode the spread in interest rates that the Company has historically obtained and could cause the rate on the Company's borrowings to exceed the rate at which the Company provides financing to its customers. The Company funds substantially all of the customer notes receivable, unsold vacation interest inventory, and undeveloped land which it originates or purchases with borrowings through its financing facilities and internally generated funds. Borrowings are in turn repaid with the proceeds received by the Company from repayments of such customer notes receivable.

Concentration of cash balances - The Company maintains cash and restricted cash in financial institutions in excess of amounts insured by the US government. The Company has not experienced any losses on such accounts. Cash is also maintained at financial institutions in Mexico which may, at times, exceed the government backed limits in Mexico.

Availability of Funding Sources - The Company has historically funded customer notes receivable and unsold vacation interests with borrowings through its financing facilities and internally generated funds. Borrowings are in turn repaid with the proceeds received by the Company from repayments of such customer contracts receivable. To the extent that the Company is not successful in maintaining or replacing existing financings, it would have to curtail its sales and marketing operations or sell assets, thereby resulting in a material adverse effect on the Company's consolidated results of operations, cash flows, and financial condition.

Foreign Operations - The Company, through its wholly owned subsidiaries, sells vacation ownership interests and operates the Cabo Azul Resort in San Jose del Cabo, Mexico. As of March 31, 2012 and December 31, 2011, net assets in Mexico were $33,371 and $33,634, respectively. For the three months ended March 31, 2012 and 2011, revenues from our Mexican operations were $4,631 and $3,939, respectively.

Geographic Concentration - The Company's notes receivable are primarily originated in California. Borrowers residing in California accounted for 83.87% and 84.06% of customer notes receivable for March 31, 2012 and December 31, 2011, respectively. As of March 31, 2012 and December 31, 2011, borrowers residing in the United States accounted for 99.83% and 99.84% of customer notes receivable, respectively. No other state or foreign country concentration accounted for more than approximately 10% of gross outstanding customer notes receivable. The risk inherent in such concentrations is dependent upon regional and general economic stability which affects the financial stability of the borrowers. The Company's VOI Points are generated by resorts concentrated primarily in Las Vegas, Nevada; Brian Head, Utah; California and Mexico. The risk inherent in such concentrations is in the continued popularity of the resort destinations, which affects the marketability of the Company's VOI Points and the collection of customer notes receivable.

Telemarketing - The Company has historically generated a portion of its sales leads through telemarketing. In recent years, state regulators have increased legislation and enforcement regarding telemarketing operations, including requiring the adherence to state “do not call” lists. In addition, the Federal Trade Commission has implemented national “do not call” legislation. Companies infringing on the “do not call” legislation may be subject to significant fines. The increased regulation may impact the Company's current marketing strategies.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. In preparing the consolidated financial statements, the Company made significant estimates which include: (1) allowance for collectible customer notes receivable, and provision for uncollectible vacation ownership interest sales revenue; (2) useful lives of property and equipment; (3) estimated total revenues expected to be earned on a project, related estimated provision for uncollectible vacation ownership interest sales revenue and sales incentives, estimated projected future cost and volume of recoveries of vacation interests, estimated sales price per point and estimated number of points sold used to allocate certain unsold vacation interests to vacation interest cost of sales under the relative sales value method; and (4) the valuation allowance recorded against deferred tax assets. It is at least reasonably possible that a material change in one or more of these estimates may occur in the near term and that such change may materially affect actual results.

Subsequent Events

The Company has evaluated events and transactions occurring subsequent to March 31, 2012 through August 6, 2012, which is

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the date the consolidated financial statements were available to be issued. Subsequent events occurring after August 6, 2012 have not been evaluated by management. No material events have occurred since March 31, 2012 that require recognition or disclosure in the consolidated financial statements, except as disclosed in Note 16.

3. Liabilities Subject to Compromise

Liabilities subject to compromise (“LSTC”) refer to both secured and unsecured obligations that will likely be accounted for under a confirmed plan of reorganization. Actions to enforce or effect payment of pre-petition liabilities are stayed. ASC 852, “Reorganizations” requires pre-petition liabilities that are subject to compromise to be reported at amounts expected to be allowed, even if they may be settled for lesser amounts. These liabilities represent the estimated amount expected to be allowed on known or potential claims to be resolved through the Chapter 11 proceedings and remain subject to future adjustments arising from negotiated settlements, actions of the Bankruptcy Court, rejection of executory contracts and unexpired leases, the determination as to the value of collateral, proofs of claim, or other events. LSTC also includes certain items that may be assumed under the confirmed plan of reorganization and as such may be subsequently reclassified to liabilities not subject to compromise. The Company did not have any claims that were not subject to reasonable estimates.

Subsequent to the Petition Date, certain of the Company's notes payable did not accrue interest. Had interest accrued on all notes payable as defined in the loan agreements, the Company would have recorded additional interest expense of $4,913 for the three months ended March 31, 2012.

Liabilities subject to compromise consist of the following:

	March 31, 2012	December 31, 2011
Accounts payable	$994	$982
Accrued liabilities	5,539	5,444
Due to related parties	1,584	1,585
Notes payable to stockholder	6,123	6,123
Notes payable	268,751	273,718
Capital lease obligations	40	55
	$283,031	$287,907

4.    Cash in Escrow and Restricted Cash

Cash in escrow and restricted cash consisted of the following:

	March 31, 2012	December 31, 2011
VOI escrow deposits	$830	$551
Self insurance funds	715	722
Lender controlled deposits	477	419
Reserve for professional fees	1,155	2,030
Other restricted cash	60	50
	$3,237	$3,772

5.    Customer Notes Receivable

The Company provides financing for purchasers of vacation interests which are collateralized by their vacation interests. The term of the notes are from one year to twelve years and may be prepaid at any time without penalty. The weighted-average term of the customer notes receivable outstanding at March 31, 2012 and December 31, 2011 is 117 months. Stated interest rates on

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customer notes receivable outstanding at March 31, 2011 and December 31, 2011 range from 0% to 18.90% per annum (yielding a weighted-average of approximately 15.52% and 15.79% at March 31, 2012 and December 31, 2011, respectively.)

Customer notes receivable consisted of the following:

	March 31, 2012	December 31, 2011
Customer notes receivable, gross	$263,982	$272,927
Allowance for collectible customer notes	(138,675)	(147,388)
Deferred gross profit	(3,499)	(3,361)
Customer notes receivable, net	$121,808	$122,178

The following reflects the scheduled contractual principal maturities of customer notes receivable:

Years ending December 31,
2012	$24,515
2013	26,703
2014	29,134
2015	31,543
2016	32,719
Thereafter	119,368
$263,982

The activity in the allowance for collectible customer notes is as follows:

	March 31, 2012	December 31, 2011
Balance, beginning of period	$147,388	$132,951
Provision for uncollectible related to VOI sales	3,562	15,685
Charge-offs, net of recoveries	(12,275)	(1,248)
	$138,675	$147,388

A summary of credit quality of gross customer notes receivable as of December 31, 2012 and 2011 is as follows:

	March 31, 2012	December 31, 2011
FICO Scores:
>799	$2,917	$2,809
700-799	64,524	64,543
600-699	104,908	103,381
<600	91,246	101,786
No Fico Scores	387	408
	$263,982	$272,927

Fair Isaac Corporation (“FICO”) credit scores were obtained at the time of the origination of the customer notes receivable.

6. Unsold Vacation Ownership Interests Inventory

Unsold vacation ownership interest inventory consisted of the following:

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	March 31, 2012	December 31, 2011
VOI Points	$39,989	$40,824
Construction in progress	6,467	6,332
Other timeshare inventory	12,128	12,729
	$58,584	$59,885

7. Property and Equipment

Property and equipment consisted of the following:

	March 31, 2012	December 31, 2011
Land	$800	$800
Buildings and improvements	2,980	2,983
Leasehold improvements	2,428	2,429
Equipment, furniture and fixtures	14,666	14,687
Computer hardware and software	2,105	2,105
Capitalized furniture and equipment lease	212	212
	23,191	23,216
Less: Accumulated depreciation and amortization	(17,990)	(17,369)
	$5,201	$5,847

Depreciation and amortization expense was $817 and $924 for the three months ended March 31, 2012 and 2011, respectively. At March 31, 2012 and December 31, 2011, the Company had net property and equipment in Mexico of $3,114 and $3,634, respectively.

8. Prepaid Expenses and Other Assets

Prepaid expenses and other assets consisted of the following:

	March 31, 2012	December 31, 2011
Prepaid expenses	$541	$657
Deferred financing costs	77	77
Security deposits	230	244
Other	2,653	2,315
	$3,501	$3,293

9. Accrued Liabilities

Accounts payable and accrued liabilities consisted of the following:

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	March 31, 2012	December 31, 2011
Accrued interest	$2,346	$2,209
Accrued withholding tax	6,876	6,846
Accrued payroll and other	935	1,022
Accrued advertising, sales, and marketing costs	871	826
Accrued customer deposits	888	581
Other accrued liabilities	3,957	1,536
	15,873	13,020
Less: Liabilities subject to compromise (Note 3)	(5,539)	(5,444)
	$10,334	$7,576

10. Notes Payable

Receivables Loan - Effective September 9, 2004, PMR entered into a $180,000 revolving loan agreement (the “Receivables Loan”) collateralized by the proceeds from the principal and interest obtained from customer notes receivable. The loan allows the Company to borrow up to 90% of customer notes receivable that are less than 90 days past their contractual payment. For customer notes that are more than 90 days past their contractual payment, the Company must either repurchase the note from the lender or replace the note with one that is less than 90 days past due.

Effective March 18, 2009, PMR entered into a forbearance agreement (the “Forbearance Agreement”) which extended the maturity of the Receivables Loan and changed certain terms of the agreement. Pursuant to the terms of the Forbearance Agreement, the lender agreed to temporarily forbear from exercising its rights and remedies under the loan agreements as a result of existing defaults and continued to make new advances to the Company. The Forbearance Agreement set the interest rate on the Receivables Loan at LIBOR plus 6% with a floor of 9%, suspended any requirement for principal payments on the AD&C Loan (see below), suspended the requirement to repurchase ineligible loans, required strengthening of the underwriting standards on new loans to timeshare buyers, required that servicing of the note receivable portfolio be moved to a third party servicer, required the hiring of a chief restructuring officer and added several new financial reporting requirements. The lender also encumbered all unsold dedicated points, any in-house points, the Kona land and undeveloped lots at the Cancun Resort in Las Vegas. The original Forbearance Agreement expired on July 30, 2010. Subsequent to that date, the Forbearance Agreement was amended a total of 31 times, primarily extending the expiration date out to October 23, 2011, and increasing the credit facility up to $220,300.

Revolver Loan - Effective January 1, 2008, PMR Corporation 1 entered into a $75,000 revolving loan agreement (the “Revolver Loan”) collateralized by the proceeds from the principal and interest obtained from customer notes receivable. The loan allows the Company to borrow up to 85% of customer notes receivable that are less than 90 days past their contractual payment. For customer notes that are more than 90 days past their contractual payment, the Company must either repurchase the note from the lender or replace the note with one that is less than 90 days past due.

AD&C Loan - Effective November 1, 2002, PMR entered into a $55,000 acquisition, development and construction loan (the “AD&C Loan”). The purpose of this loan was to acquire and develop the Cabo Azul Resort in Los Cabos Mexico. The loan is secured by a first mortgage on the Cabo Azul land and improvements.

Hawaii Acquisition Loan - Effective June 3, 2003, PMR entered into an $893 acquisition, development and construction loan (the “Hawaii Acquisition Loan”). The purpose of this term loan was to acquire property in Kona, Hawaii. The loan is collateralized by a first mortgage by the Kona land and improvements.

Furniture and Equipment Loan - Effective June 15, 2006, PMR entered into a $9,991 line of credit (the “Furniture and Equipment Loan”) for the purpose of purchasing furniture and equipment for the Cabo Azul Resort in Los Cabos Mexico. The loan is secured by the Cabo Azul furniture and equipment.

Corporate Building Loan I - Effective March 24, 1999, PMR entered into a $2,100 mortgage loan agreement (the “Corporate Building Loan”) for the purpose of purchasing the Company's corporate headquarters in Laguna Hills, CA. The loan is secured by a first trust deed on the building.

Corporate Building Loan II - Effective September 26, 2007, PMR entered into a $4,173 mortgage loan agreement (the “Corporate

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Building Loan II”) for the purpose of generating cash flow to fund operations. The loan is secured by a second trust deed on the building.

		March 31, 2012	December 31, 2011
The Receivables Loan bears interest at London InterBank Offered Rate (LIBOR) plus 6.00% per annum with a 9.00% floor (9.00% at March 31, 2012 and December 31, 2011), and matures on October 23, 2011. Gross notes receivable collateralizing this loan totaled $242,808 and $250,820 at March 31, 2012 and December 31, 2011, respectively	*	$216,219	$220,531
The Revolver Loan bears interest at prime rate plus 1.00% per annum (4.25% at March 31, 2012 and December 31, 2011), and matures on July 31, 2015. Gross notes receivable collateralizing this loan totaled $23,872 and $24,566 at March 31, 2012 and December 31, 2011, respectively.		11,562	12,406
The AD&C Loan bears interest at LIBOR plus 6.00% per annum with a floor of 9.00% (9.00% at March 31, 2012 and December 31, 2011) and matures on October 23, 2011.	*	45,226	45,226
Hawaii Acquisition Loan bears interest at prime plus 3.00% per annum (7.38% at March 31, 2012 and December 31, 2011), and matures on January 1, 2012.	*	735	735
The Furniture and Equipment Loan bears interest at 8.25% per annum (8.25% at March 31, 2012 and December 31, 2011), and matures on December 31, 2012.	*	2,164	2,778
The Corporate Building Loan I bears interest at 7.25% per annum (7.25% at March 31, 2012 and December 31, 2011), and matures on March 24, 2012.	*	251	277
The Corporate Building Loan II bears interest at 7.14% per annum (7.14% at March 31, 2012 and December 31, 2011), and matures on September 26, 2017.	*	3,897	3,897
Other notes payable	#	263	316
Total		280,317	286,166
Less: liabilities subject to compromise (Note 3)		268,751	273,718
		$11,566	$12,448

* Represents a liability subject to compromise at March 31, 2012 and December 31, 2011.
# Certain notes included in this balance represent liabilities subject to compromise at March 31, 2012 and December 31, 2011.

As discussed in Note 1, at March 31, 2012 and December 31, 2011, the Company was in default on substantially all of its debt. The majority of the Company's outstanding debt has been reclassified to liabilities subject to compromise. The Company recorded interest expense related to notes payable of $193 and $6,150 for the three months ended March 31, 2012 and 2011, respectively. Amortization of $33 and $284 of debt issuance costs were included in interest expense for the three months ended March 31, 2012 and 2011, respectively.

11. Notes Payable to Stockholder

On April 6, 2006, the Company entered into a $12,193 unsecured loan agreement with one of the Company's stockholders (the “Stockholder Note Payable”). The Stockholder Note Payable plus an $11,262 cash down payment was paid to the stockholder to purchase 100% of his outstanding shares. The note bears interest at 5%, was payable in 54 installment of $253, and was covered by a personal guaranty from a surviving stockholder. A total of 32 installments were paid through December 2008 and then were stopped because of cash flow issues. Because of the personal guaranty, in February 2009, the surviving stockholder negotiated the purchase of the Stockholder Note Payable from the selling stockholder for $4,000. The Company recorded interest expense related to this note of $119 and $119 for the three months ended March 31, 2012 and 2011, respectively. At March 31, 2012 and December 31, 2011, $2,105 and $1,986 in accrued interest has been included in liabilities subject to compromise, respectively.

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On January 14, 2009, the Company entered into a $676 unsecured loan agreement with a stockholder in exchange for operating cash. The Stockholder Note Payable bears interest at 4.75% and matured on April 1, 2011. The Company recorded interest expense related to this note of $8 and $8 for the three months ended March 31, 2011 and 2010, respectively. At March 31 2012 and December 31, 2011, $140 and $132 in accrued interest has been included in liabilities subject to compromise, respectively.

On March 4, 2010, the Company entered into a $147 unsecured loan agreement with a stockholder in exchange for operating cash. The Stockholder Note Payable bears interest at 4.75% and matured on April 1, 2011. The Company recorded interest expense related to this note of $2 and $2 for the three months ended March 31, 2012 and 2011, respectively. At March 31, 2012 and December 31, 2011, $23 and $21 in accrued interest has been included in liabilities subject to compromise, respectively.

The Forbearance Agreement effective on March 18, 2009, required subordination of all stockholder notes payable to all secured debt and precluding any subsequent payments.

12. Capital Lease Obligations

PMR has entered into capital lease obligations for equipment which have terms from 24 to 60 months. These capital lease obligations include bargain purchase options. The property and equipment capitalized under these lease agreements totaled $212 with accumulated depreciation of $212 at March 31, 2012 and December 31, 2011. Amortization expense related to the capital leases was $0 and $2 for the three months ended March 31, 2012 and 2011, respectively. At March 31, 2012 and December 31, 2011, capital lease obligations of $55 and $40 were reclassified to liabilities subject to compromise, respectively. If the minimum lease payments are made on these leases, the remaining balance of $40 will be paid in 2012.

13. Employee Benefit Plan

The Company maintains a 401(k) defined contribution plan offered to all employees who are eligible as defined in the plan. Under the terms of the plan, the employer contributes an amount equal to 25% of an individual employee's contribution up to a maximum contribution of 4% of the employee's gross compensation. The Company's matching contributions to the plan are charged to expense at the time of the employee contribution. The total Company matching contributions were $18 and $17 for the three months ended March 31, 2012 and 2011, respectively.

14. Commitments and Contingencies

Litigation

The Company is, from time to time, party to certain litigation that relates to matters arising in the ordinary course of business. Management believes that the outcome of such litigation will not have a material adverse effect on the consolidated financial position or results of operations of the Company.

Construction Commitments

The Company has several buildings which as of March 31, 2012, have not been completed. The Company does not have any contracts or commitments related to the completion of the buildings. In addition, the Company is unable to estimate the costs to complete the buildings.

The Company has one building that is still under construction that has been dedicated. As a condition to the dedication, the Company is required to provide completion bonds or set-aside letters to guarantee the completion of the resort. The Company's ability to obtain completion bonds or set-aside letters primarily depends upon capitalization, working capital, past performance, management expertise, and certain external factors. The Company's inability to obtain completion bonds or set-aside letters in the future would significantly impact their ability to generate future VOI Points for sale through the dedication process, which could have a material adverse effect on the Company.

Transfer Pricing
In accordance with Mexican Income Tax Law, companies carrying out transactions with related parties are subject to certain requirements as to the determination of prices, since such prices must be similar to those that would be used in arm's-length transactions. Should the tax authorities examine the transactions and reject the related-party prices, they could assess additional taxes plus the related inflation adjustment and interest, in addition to penalties of up to 100% of the omitted taxes.

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Employment Contracts and Employee Severance

The Company has entered into an employee contract with a PMR executive. The contract requires that the Company pay the executive a severance payment of $300 based upon the occurrence of certain events. The transactions with DRI and RFA (Note 16) triggered the payment of the $300. The Company made this payment on May 21, 2012. The Company is also responsible for other severance payments to certain employees. The total amount of these payments is $161. These payments are expected to be paid during 2012.

Mexican Statutory Severance

Statutory labor laws and regulations cover Company employees hired to support sales and report operations at the Company's Cabo Azul resort. These laws require the Company to pay a mandatory severance if, or when, employees are terminated without legal justification. While the Company did not have plans to terminate employees supporting these operations as of March 31, 2012, the decision to do so could lead to the Company incurring a material severance liability. Accordingly, such obligation is contingent in nature and has not been accrued in the accompanying consolidated balance sheet.

15. Transactions with Related Parties
Amounts due from related parties, net and due to related parties consist primarily of transactions with VPOAs and with the Company for companies that are owned by one or more of the Company's stockholders (“Related Companies”).  Amounts due from VPOAs include fees charged to the VPOAs for annual assessment billing and collection services, management fees paid by the VPOA to the Company, and the rental of assets and office space to the VPOAs.  Amounts due to the VPOAs primarily include the payment of annual maintenance and assessment fees on unsold vacation ownership interest intervals to the VPOAs. In addition, the VPOAs may obtain vacation ownership interest inventory through foreclosure and repossession due to an owner's unpaid assessments.  The Company has the right but not the obligation to purchase the vacation ownership interest from the VPOA. In addition, the Company rents sales and marketing office space from certain VPOAs.  Transactions with Related Companies are primarily the allocation of a portion of the Company's general and administrative expenses for shared services or assets.

The total due from related parties is as follows:

	March 31, 2012	December 31, 2011
Due from VPOAs	$2,998	$1,790
Due from Related Companies	3,193	3,230
	6,191	5,020
Allowance for uncollectable fees	(3,660)	(3,660)
	$2,531	$1,360
Total amounts due to related parties that are included in accounts payable and accrued expenses are as follows:

	March 31, 2012	December 31, 2011
Due to VPOAs	$87	$104
	$87	$104

16. Subsequent Events

Sale of the Corporate Building - On June 29, 2012, the Company received a letter of intent for the purchase of the corporate building and improvements in Laguna Beach, California for $2,850.

DPM Purchase Agreement - On May 21, 2012, the Bankruptcy Court approved the sale of certain Debtor assets to DPM. In accordance with the approved asset purchase agreement, DPM acquired all unsold vacation interest inventory, all construction in progress, Kona land and improvements, certain cash in escrow and restricted cash accounts related to customer down payments, certain physical assets including machinery, equipment, computers, software, owned vehicles, furniture and fixtures, in-house customer notes receivable, and certain prepaid expenses. In addition, DPM agreed to assume certain liabilities including customer

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down payment liabilities, some maintenance fees owed to VPOAs, and certain related party payables. The total purchase price was $49,250. Part of the proceeds from this transaction were used to pay the AD&C Loan and the Hawaii Acquisition Loan

RFA Purchase Agreement - On May 21, 2012, the Bankruptcy Court approved the sale of certain Debtor assets to RFA through a credit bid transaction. Under the terms of the RFA Purchase Agreement, RFA acquired the pool of customer notes receivable that were collateral for the Receivables Loan (Note 11) which had a balance at May 21, 2012 of 236,657 and $2,000 of cash through a credit bid of $130,000.

Plan of Reorganization - On July 30, 2012, the Debtors filed their plan of reorganization with the Bankruptcy Court (the “Plan”). The Plan objectives include: the transition of assets and the completion of the DPM and RFA transactions; the merger and consolidation of PMR with certain non-Mexican entities; the merger and consolidation of the Mexican entities while providing full payment of all claims against the Mexican entities; and the transfer of remaining PMR assets into a trust that would liquidate the assets and distribute the proceeds among the remaining creditors.

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DIAMOND RESORTS PARENT, LLC AND SUBSIDIARIES
BASIS OF PRESENTATION FOR THE UNAUDITED PRO FORMA
COMBINED CONDENSED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

The accompanying unaudited pro forma combined condensed financial statements illustrate the pro forma effect of the PMR
Acquisition and all financing related to the PMR Acquisition on Diamond Resorts Parent, LLC's financial position and results of operations. The registrant, Diamond Resorts Corporation, is a wholly-owned subsidiary of Diamond Resorts Parent, LLC.

The unaudited pro forma combined condensed balance sheet as of March 31, 2012 is based on the historical balance sheets of Diamond Resorts Parent, LLC and Pacific Monarch Resorts, Inc. as of that date. The unaudited pro forma combined condensed balance sheet assumes that the PMR Acquisition and all financing related to the PMR Acquisition took place on March 31, 2012.

The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2011 is based on the historical statements of operations of Diamond Resorts Parent, LLC and Pacific Monarch Resorts, Inc. for the year then ended. The unaudited pro forma combined condensed statement of operations assumes the PMR Acquisition and all financing related to the PMR Acquisition took place on January 1, 2011.

The unaudited pro forma combined condensed statement of operations for the three months ended March 31, 2012 is based on the historical statements of operations of Diamond Resorts Parent, LLC and Pacific Monarch Resorts, Inc. for the three months then ended. The unaudited pro forma combined condensed statement of operations assumes the PMR Acquisition and all financing related to the PMR Acquisition took place on January 1, 2012.

The unaudited pro forma combined condensed financial statements may not be indicative of the actual results of the PMR Acquisition and there can be no assurance that the foregoing results will be obtained. In particular, the unaudited pro forma combined condensed financial statements are based on a preliminary appraisal of the fair value of assets acquired and liabilities assumed; however, the actual amounts may differ. The unaudited pro forma combined condensed statements of operations may not be indicative of the actual results which would have been obtained if the transactions had occurred on January 1, 2011 or January 1, 2012.

The accompanying unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements of Diamond Resorts Parent, LLC and Subsidiaries and of Pacific Monarch Resorts, Inc.

The unaudited pro forma combined condensed financial statements have been prepared using the acquisition method of accounting for a business combination. The historical financial information has been adjusted to give effect to matters that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of operations, are also expected to not have a continuing impact on the operating results of the combined company.

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DIAMOND RESORTS PARENT, LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
March 31, 2012
(In thousands)

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	Diamond Resorts Parent, LLC	Pacific Monarch Resorts, Inc.	Assets Not Acquired and Liabilities Not Assumed		DPM Acquisition, LLC Pro Forma Adjustments		Pacific Monarch Resorts, Inc. Pro Forma Adjustments		Pro Forma Combined Company
ASSETS
Cash and cash equivalents	$18,191	$6,396	$(6,198)	A	$64,039	C	$(46,908)	I	$30,479
					(275)	D
					(2,196)	E
					(2,570)	F
Cash in escrow and restricted cash	42,782	3,237	(2,507)	A	—		(730)	J	42,782
Mortgages and contracts receivable, net	280,091	121,808	(120,917)	A	—		786	J	281,768
Due from related parties, net	27,539	5,007	(2,940)	A	100	D	—		29,706
Other receivables, net	22,996	1,965	(1,965)	A	2,196	E	2,924	J	28,116
Income tax receivable	1,310	—	—		—		—		1,310
Prepaid expenses and other assets, net	112,764	3,501	(2,934)	A	2,570	F	(253)	J	110,723
		—	—				(4,925)	G
Unsold Vacation Interests, net	256,525	62,599	—		175	D	(26,378)	J	292,921
Property and equipment, net	48,278	5,201	(3,918)	A	—		125	J	49,686
Assets held for sale	5,661	—	—		—		—		5,661
Intangible assets, net	66,343	—	—		—		45,006	J	111,349
Total assets	$882,480	$209,714	$(141,379)		$64,039		$(30,353)		$984,501

LIABILITIES AND MEMBER CAPITAL (DEFICIT)
Accounts payable	$12,252	$3,068	$(2,197)	A	$—		$(871)	J	$12,252
Due to related parties, net	103,380	87	(56)	A	—		—		103,411
Accrued liabilities	64,284	11,046	(10,595)	A	—		1,141	J	65,876
Income taxes payable	4,712	—	—		—		—		4,712
Deferred revenues	89,645	2,162	—		—		(2,162)	J	89,645
Senior secured notes, net	415,771		—		—		—		415,771
Securitization notes and Funding Facilities, net	245,805	11,562	(11,543)	A	—		(19)	J	245,805
Notes payable	71,400	4	(4)	A	64,039	C	19	J	135,458
Liabilities subject to compromise	—	283,031	(283,031)	A	—		—		—
Total liabilities	1,007,249	310,960	(307,426)		64,039		(1,892)		1,072,930

Member capital (deficit):
Member capital	152,239	15	(15)	A	—		—		152,239
Accumulated deficit	(260,652)	(101,261)	166,062	B	—		(28,461)	K	(224,312)
Accumulated other comprehensive loss	(16,356)	—	—		—		—		(16,356)
Total member capital (deficit)	(124,769)	(101,246)	166,047		—		(28,461)		(88,429)
Total liabilities and member capital (deficit)	$882,480	$209,714	$(141,379)		$64,039		$(30,353)		$984,501
See notes to unaudited pro forma combined condensed financial statements.

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DIAMOND RESORTS PARENT, LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
For the year ended December 31, 2011
(In thousands)

	Diamond Resorts Parent, LLC	Pacific Monarch Resorts, Inc.	DPM Acquisition, LLC Pro Forma Adjustments		Pacific Monarch Resorts, Inc. Pro Forma Adjustments		Pro Forma Combined Company
Revenues:
Vacation Interest sales	$211,321	$52,642	—		$(18,546)	P	$245,417
Provision for uncollectible Vacation Interest sales revenue	(16,562)	(15,685)	—		12,633	P	(19,614)
Vacation Interest, net	194,759	36,957	—		(5,913)		225,803
Management and member services	99,306	12,217	—		(3,157)	P	108,366
Consolidated resort operations	29,893	6,369	—		(6,369)	P	29,893
Interest	47,285	28,022	—		(27,897)	P	47,410
Other	19,778	4,862	—		(452)	P	24,188
Total revenues	391,021	88,427	—		(43,788)		435,660
Costs and Expenses:
Vacation Interest cost of sales	(9,695)	4,997	—		90	P	(4,608)
Advertising, sales and marketing	128,717	34,034	—		(4,152)	P	158,599
Vacation Interest carrying cost, net	41,331	473	—		508	P	42,312
Management and member services	27,125	—	—		901	P	28,026
Consolidated resort operations	27,783	5,012	—		(5,012)	P	27,783
Loan portfolio	10,753	4,742	—		(2,581)	P	12,914
Other operating	1,298	—	—		1,161	P	2,459
General and administrative	80,412	15,053	(2,295)	L	(10,765)	P	82,405
Depreciation and amortization	13,966	3,524	5,104	M	(3,524)	Q	19,070
Interest	82,010	22,416	13,516	N	(22,416)	R	96,169
		—	643	O	—
Impairments and other write-offs	1,572	2,617	—		(2,617)	S	1,572
Reorganization items	—	1,735	—		(1,735)	T	—
Gain on disposal of assets	(708)	—	—		—		(708)
Gain on bargain purchase from business combination	(14,329)	—	—		—		(14,329)
Total costs and expenses	390,235	94,603	16,968		(50,142)		451,664
Income (loss) before (benefit) provision for income taxes	786	(6,176)	(16,968)		6,354		(16,004)
(Benefit) provision for income taxes	(9,517)	1	—		—		(9,516)
Net income (loss)	$10,303	$(6,177)	$(16,968)		$6,354		$(6,488)
See notes to unaudited pro forma combined condensed financial statements.

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DIAMOND RESORTS PARENT, LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
For the three months ended March 31, 2012
(In thousands)

	Diamond Resorts Parent, LLC	Pacific Monarch Resorts, Inc.	DPM Acquisition, LLC Pro Forma Adjustments		Pacific Monarch Resorts, Inc. Pro Forma Adjustments		Pro Forma Combined Company
Revenues:
Vacation Interest sales	$58,687	$13,532	—		$(5,008)	P	$67,211
Provision for uncollectible Vacation Interest sales revenue	(4,115)	(3,562)	—		2,799	P	(4,878)
Vacation Interest, net	54,572	9,970	—		(2,209)		62,333
Management and member services	27,280	2,900	—		(635)	P	29,545
Consolidated resort operations	8,534	1,791	—		(1,791)	P	8,534
Interest	13,656	6,801	—		(6,770)	P	13,687
Other	4,908	1,107	—		(4)	P	6,011
Total revenues	108,950	22,569	—		(11,409)		120,110
Costs and Expenses:
Vacation Interest cost of sales	8,231	1,363	—		(91)	P	9,503
Advertising, sales and marketing	34,819	8,810	—		(1,339)	P	42,290
Vacation Interest carrying cost, net	9,272	—	—		245	P	9,517
Management and member services	8,275	—	—		225	P	8,500
Consolidated resort operations	7,082	1,628	—		(1,628)	P	7,082
Loan portfolio	2,802	1,190	—		(650)	P	3,342
Other operating	706	—	—		290	P	996
General and administrative	20,761	1,978	(2,252)	L	1,346	P	21,833
Depreciation and amortization	3,805	817	1,276	M	(817)	Q	5,081
Interest	21,931	356	3,521	N	(356)	R	25,613
		—	161	O	—
Impairments and other write-offs	(11)	—	—		—		(11)
Reorganization items	—	2,252	—		(2,252)	T	—
Gain on disposal of assets	(72)	—	—		—		(72)
Gain on bargain purchase from business combination	(51)	—	—		—		(51)
Total costs and expenses	117,550	18,394	2,706		(5,027)		133,623
(Loss) income before provision for income taxes	(8,600)	4,175	(2,706)		(6,382)		(13,513)
Provision for income taxes	975	1,304	—		—		2,279
Net (loss) income	$(9,575)	$2,871	$(2,706)		$(6,382)		$(15,792)
See notes to unaudited pro forma combined condensed financial statements.

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DIAMOND RESORTS PARENT, LLC AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

A
This adjustment represents the assets not acquired and liabilities not assumed by DPMA as part of the PMR Acquisition. In accordance with the Asset Purchase Agreement, the following assets were not acquired and liabilities were not assumed by DPMA:
*All cash and bank deposits, other than customer deposits.
* All rights to receive any tax refunds.
* Certain portfolios of consumer receivables pledged to Pacific Monarch Resorts, Inc. creditors.
* Any contract or lease to which any one or more of the Sellers is a party, other than the Assigned Contracts (as defined in the Asset Purchase Agreement).
* Pacific Monarch Resorts, Inc.'s interest in its headquarters building and the liabilities encumbering this headquarters building.
* All insurance policies or claims under insurance policies, except those claims or insurance proceeds for damages caused to or the replacement cost or repair cost of any Acquired Asset (as defined in the Asset Purchase Agreement).
* Pacific Monarch Resorts, Inc.'s membership interest in Pacific Monarch Resorts Cabo, LLC or any intercompany claims owed by or to Pacific Monarch Resorts Cabo, LLC.

In accordance with the Assumption of Guarantees and Acknowledgement of Liabilities Agreement dated October 24, 2011, Mark Post, Carl Post and Almax Cabo, S. de R.L. de C.V. (individually a "Post Party" or collectively "Post Parties") each agreed that the DPMA's obligation to pay all or any portion of the Assumed Receivables, as defined therein, shall be limited to an amount actually collected by the Company in respect of the Acquired Payables, as defined therein. Additionally, the Company agreed that any Post Party obligation to pay all or any portion of the Acquired Payables shall be limited to an amount actually collected by such Post Party in respect of the Assumed Receivables, as defined. Accordingly, based on the terms of this agreement, amounts due to or from Post Parties that were included on the Pacific Monarch Resorts, Inc.'s balance sheet as of March 31, 2012 were excluded from the pro forma balances.

B	This amount represents the net impact of item A. The offset for these items is accumulated deficit.

C
This amount represents borrowings under the PMR Acquisition Loan to fund the PMR Acquisition. See Item 9.01 for more detail. The principal balance on the PMR Acquisition Loan was $64.0 million at May 21, 2012.

D
This adjustment is related to a cash payment made on May 21, 2012 in connection with the acquisition of unsold vacation interests using the proceeds received from the PMR Acquisition Loan. In addition, DPMA recorded a due from related party for the amount to be reimbursed by a Post Party.

E
This adjustment represents the amount of Value-Added Tax paid in connection with certain assets acquired in Mexico using the proceeds received from the PMR Acquisition Loan. DPMA expects to receive a full refund by December 31, 2012.

F	This adjustment represents estimated capitalizable debt issuance costs incurred on May 21, 2012 related to the PMR Acquisition Loan.

G
This amount represents the $4.9 million down payment that DPMA remitted to Pacific Monarch Resorts, Inc. in
October 2011 upon signing of the Asset Purchase Agreement. It was applied toward the assets acquired and liabilities assumed when the PMR Acquisition was completed on May 21, 2012.

H	This amount represents the net impact of items C-G. The offset for these items is accumulated deficit.

I
This amount represents $51.6 million in purchase price that DPMA paid to the Sellers. In addition, DPMA reclassified $0.2 million that was originally presented as cash and cash equivalents by Pacific Monarch Resorts, Inc. to other receivables as DPMA did not acquire the cash accounts.

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J
The amounts represent pro forma adjustments and reclassifications relating to the assets acquired and liabilities assumed recognized at the acquisition date based on a preliminary valuation as follows (in thousands):

		Fair Value Based on Preliminary Appraisal
	Consideration:
	Cash	$51,635
	Fair value of total consideration transferred	$51,635

	Recognized amounts of identifiable assets and liabilities assumed as of May 21, 2012:
	Mortgages and contracts receivable	$1,677
	Due from related parties, net	2,067
	Other receivables, net	2,924
	Prepaid expenses and other assets	314
	Unsold Vacation Interests	36,221
	Property and equipment	1,408
	Intangible assets	45,006
	Total assets	89,617
	Liabilities assumed	1,642
	Total identifiable net assets	$87,975
	Gain on bargain purchase from business combination	$(36,340)

K	This amount represents the net impact of item J. The offset for these items is accumulated deficit.

L	This amount represents the removal of legal and professional fees incurred in connection with the PMR Acquisition.

M
The amount represents pro forma depreciation and amortization expense related to the fair value adjustment of acquired fixed assets and intangible assets in connection with the PMR Acquisition as if the transaction had occurred as of January 1, 2012 for the unaudited pro forma combined condensed statement of operations for the three months ended March 31, 2012 and as of January 1, 2011 for the unaudited pro forma combined condensed statement of operations for the year ended December 31, 2011.

N
The amount represents pro forma interest expense calculated as if the PMR Acquisition Loan had been entered into as of January 1, 2012 for the unaudited pro forma combined condensed statement of operations for the three months ended March 31, 2012 and as of January 1, 2011 for the year ended December 31, 2011. The components of the pro forma interest expense adjustment are as follows:

		For the Three Months Ended March 31, 2012	For the Year Ended December 31, 2011
	Cash and paid-in-kind Interest at 18%	$3,120	$11,912
	Exit fee at 2.5%	383	1,531
	Unused commitment fees	18	73
		$3,521	$13,516

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O
This amount represents pro forma amortization expense related to the debt issuance costs that were incurred in connection with the PMR Acquisition as if the transaction had occurred as of January 1, 2011 for the unaudited pro forma combined condensed statement of operations for the year ended December 31, 2011 and as of January 1, 2012 for the unaudited pro forma combined condensed statement of operations for the three months ended March 31, 2012.

P
These pro forma adjustments represent the removal of the revenue and expenses of Pacific Monarch Resorts, Inc. for the respective periods and the inclusion of annualized amounts based on the actual results of DPMA for the period from May 21, 2012 through June 30, 2012, which were adjusted to exclude legal and professional fees incurred during the period that related to the PMR Acquisition.

Q
This amount represents the elimination of depreciation and amortization expense recorded by Pacific Monarch
Resorts, Inc. See Item M for pro forma DPMA depreciation and amortization based on fair values of fixed assets and intangible assets acquired.

R
This amount represents the removal of interest expense incurred by Pacific Monarch Resorts, Inc. related to the debt that was not assumed in connection with the PMR Acquisition. See Item N for interest expense related to the PMR
Acquisition Loan.

S
This amount represents the removal of impairment of assets recorded by Pacific Monarch Resorts, Inc. These assets were recorded at fair value by DPMA as if the PMR Acquisition had occurred on January 1, 2011. See Item J above for the fair value adjustments.

T	This adjustment represents the removal of reorganization costs incurred by Pacific Monarch Resorts, Inc. related to debt restructuring, bankruptcy and the PMR Acquisition.

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